As Filed with the Securities and Exhcnage Commission on July 30, 1997

                                               Registration No. 33-96292

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549

             POST EFFECTIVE AMENDMENT NUMBER ONE TO FORM S-1

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   FREMONT FUND, LIMITED PARTNERSHIP
         (Exact name of registrant as specified in its charter)

                                INDIANA
                        [State of organization]

               6289                                        35-1949364
       (Primary SIC Number)                               (I.R.S. EIN)

                              2990 W. 120
                        Fremont, Indiana 46737
                      Telephone:  (219) 833-1306
 (address and telephone number of registrant's principal executive offices)

                         Ms. Shira Del Pacult
                              2990 W. 120
                        Fremont, Indiana 46737
           Telephone:  (219) 833-1306; Facsimile (219) 833-1505
    (Name, address and telephone number of agent for service of process)

                              Copies to:
                    William Sumner Scott, Esquire
                         The Scott Law Firm
                         5121 Sarazen Drive
                      Hollywood, Florida 33021
              (954) 964-1546; Facsimile (954) 964-1548

The sale of these securities commenced August 12, 1996 and is continuing.

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                       CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount being    Maximum Offering     Maximum Aggregate  Amount of
of Securities Being  Registered:(1)  Price Per Unit: (2)  Offering Price:    Registration Fee:
Registered:

Limited Partnership  5,000           $1,000               $5,000,000         $1,724
Interests ("Units")

(1) This amount is based upon the number of Units to be initially offered. The exact number of Units issued will vary because of the issuance of additional Units for interest earned during the Escrow period.

(2) Initial offering price per Unit prior to the sale of the Minimum; after sale of Minimum, trading will commence and the sales price per Unit will fluctuate each month to reflect expenses and additions and subtractions for trading results.

                      FREMONT FUND, LIMITED PARTNERSHIP

                            CROSS REFERENCE SHEET

Item No.							Prospectus Heading

1.  Forepart of the Registration Statement and Outside
    Front Cover Page of Prospectus                              Cover Page

2.  Inside Front and Outside Back Cover Pages of
    Prospectus                                                  Inside Cover Page; Table of Contents

3.  Summary Information, Risk Factors and Ratio of
    Earnings to Fixed Charges                                   Risk Disclosure Statements; Summary; Risk Factors;
                                                                Charges to the Fund

4.  Use of Proceeds                                             Use of Proceeds; Appendix II; Exhibit A

5.  Determination of Offering Price                             Inside Cover Page; Offering Price; Plan of
                                                                Distribution

6.  Dilution                                                    Not Applicable

7.  Selling Security Holders                                    Not Applicable

8.  Plan of Distribution                                        Inside Cover Page; Plan of Distribution

9.  Description of Securities to Be Registered                  Cover Page; Distributions and Redemptions;
                                                                Agreement of Limited Partnership - Sharing of
                                                                Profits and Losses

10. Interests of Named Experts and Counsel                      Legal Matters; Experts

11. Information with Respect to the Registrant                  Summary; Risk Factors; Application of Proceeds;
                                                                The General Partner; Charges to the Fund; Trading
                                                                Management; Financial Statements

12. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities                                             The Fund, Its Objectives, and Management
                                                                Discussion; Exhibit A, Article X, 10.4 (e)

                      FREMONT FUND, LIMITED PARTNERSHIP
                    UNITS OF LIMITED PARTNERSHIP INTEREST

                          5,000 Units ($5,000,000)
                 Sold at Month end Net Asset Value per Unit

Fremont Fund, Limited Partnership (the "Partnership") is an Indiana limited partnership. It is managed by Pacult Asset Management, Inc., a Delaware corporation, its general partner (the "General Partner"). The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A grants full management control to the General Partner including the right to employ independent trading managers ("Commodity Trading Advisors") to select trades. A Prospectus and all Post Effective Amendments to disclose all material information will be delivered to each subscriber either at or before the time of confirmation of the investment in the Units. This Amendment contains only information which has changed since the effective date of the Partnership's Registration Statement, August 12, 1996. Investors are required to read both the Prospectus and all Post Effective Amendments before making a purchase of the Units.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 9 OF THE PROSPECTUS DATED AUGUST 12, 1996.

* Futures and forward trading is speculative, volatile and involves a high degree of risk. The investors could lose all, or substantially all, of their investment.

* The Partnership has substantial fixed management fees and commission costs which must be paid without regard to the profits earned by the Partnership. The General Partner estimates the Partnership must generate a 26% return on investment during its first twelve months of trading to offset expenses and approximately 30% to offset both expenses and redemption charges due on Units redeemed as of the twelfth month after they are issued. See "Charges to the Partnership".

* The transferability of the Units is restricted and there are limitations on investors' rights to surrender the Units to the Partnership for their Net Asset Value (the "Redemption Rights"). See "No Right To Transfer Units And Limited Ability To Realize Return On Investment", and "Redemptions".

* The General Partner and its principal and affiliates have conflicts of interest in regard to the management of the Partnership for the benefit of the investors. See "Conflicts of Interest".

* Investors will be taxed upon the profits, if any, earned upon their investment in the Partnership without the right to receive a distribution of any such profits. See "Certain Federal Income Tax Aspects".

* The General Partner and its principal have no experience in the management of commodity pools. See "Risk Factors" and "The General Partner".

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION OR AGENCY, NOR HAVE ANY OF THEM CONFIRMED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  Initial Price to   Sales           Proceeds to
                  Public(1)          Commissions(2)  Partnership(3)

Per Limited
Partnership Unit  $1,000             $60             $940
Total Minimum(4)  $600,000           $36,000         $564,000
Total Maximum     $5,000,000         $300,000        $4,700,000

See Notes on pages i

                     FREMONT FUND, LIMITED PARTNERSHIP
                               2990 W. 120
                         Fremont, Indiana 46737
                        Telephone:  (219) 833-130

                 Date of this Prospectus is July 30, 1997

NOTES:

(1) Units are offered for sale, from time to time, in the discretion of the General Partner, at a price per Unit equal to the value of the Units adjusted to reflect the results from trading after payment of expenses and fees, (the "Net Asset Value Per Unit"), as of the effective date of the purchase, which shall be the close of business on the last day of the month of acceptance of the Subscription Agreement.

The Units are being offered through Futures Investment Company, 2990 W. 120, Fremont, Indiana 46737 (219) 833-1306, (the "Selling Agent" or "FIC"), a National Association of Securities Dealers, Inc. registered broker-dealer, on a "best efforts" basis.

(2) See "Plan of Distribution - The Selling Agreement" for information relating to indemnification arrangements with respect to the Selling Agent and any Additional Sellers. Selling commissions of six percent (6%) of the subscription price will be paid to the Selling Agent from the proceeds of subscriptions without regard to the amount invested. The Selling Agent will retain or distribute the sales commissions to the registered representatives of all of the dealers, including the principal and Affiliates of the General Partner who sold the Units.

(3) Before deduction of offering expenses, estimated to be a total of $70,000, payable monthly over the first twenty-four months of operation by the Partnership at the rate of 2% of Capital and 15% of New Net Profits per year, until paid in full.

(4) The Partnership sold the Minimum of six hundred (600) Units and commenced trading in November, 1996. The Partnership continues to offer up to a maximum of 5,000 Units ($5,000,000) until they are either all sold or the General Partner elects to terminate this offering. There has been no promise by the Selling Agent, or any other person, to purchase any Units or any other form of firm underwriting commitment to assure the sale of the Units. The General Partner or the Selling Agent may engage additional registered broker dealers (the "Additional Sellers") to sell Units.

                    COMMODITY FUTURES TRADING COMMISSION
                         RISK DISCLOSURE STATEMENT

        YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

        FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THE DISCLOSURE DOCUMENT DATED AUGUST 12, 1996 CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 24 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 20.

        THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT AND THE DISCLOSURE DOCUMENT DATED AUGUST 12, 1996, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 9 OF THE DISCLOSURE DOCUMENT DATED AUGUST 12, 1996.

        YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

       [The balance of this page has been intentionally left blank]

                             TABLE OF CONTENTS

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT        ii
PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION                         1
NOTICE TO RESIDENTS OF ALL STATES                                      1
VARIOUS SPECIFIC STATE NOTICES                                         3
  NOTICE TO CALIFORNIA INVESTORS                                       3
  NOTICE TO IDAHO INVESTORS                                            3
  NOTICE TO MICHIGAN INVESTORS                                         3
  NOTICE TO OREGON INVESTORS                                           3
  NOTICE TO FOREIGN INVESTORS                                          3
SUMMARY OF THE OFFERING                                                4
  CONFLICTS OF INTEREST                                                4
  PLAN OF DISTRIBUTION                                                 4
  CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE                   4
  NO PRIOR OPERATION EXPERIENCE OF THE GENERAL PARTNER                 4
  NO ASSURANCE THAT UNITS WILL BE SOLD                                 4
CONFLICTS OF INTEREST                                                  4
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION            5
  MANAGEMENT'S DISCUSSION                                              5
PERFORMANCE OF COMMODITY TRADING ADVISOR                               5
LIMITED PRIOR PERFORMANCE AND REGULATORY NOTICE                        5
PLAN OF DISTRIBUTION                                                   6
LEGAL MATTERS                                                          6
  LITIGATION AND CLAIMS                                                6
  LEGAL OPINION                                                        6
EXPERTS                                                                7
ADDITIONAL INFORMATION                                                 7

FINANCIAL STATEMENTS
A.  FREMONT FUND, LIMITED PARTNERSHIP
    Balance Sheet as of December 31, 1996 and Notes to Statement of Financial Condition

B.  PACULT ASSET MANAGEMENT, INC.
    Balance Sheet and Income Statement as of December 31, 1996 and Notes to Statement of Financial Condition

APPENDIX I - COMMODITY TERMS AND DEFINITIONS; STATE REGULATORY GLOSSARY

APPENDIX II-a - PERFORMANCE RECORD OF THE FUND

APPENDIX II-b - THE COMMODITY TRADING ADVISOR

EXHIBIT D - SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                                     iii
<Page
             PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION

Fremont Fund, Limited Partnership (the "Partnership") is an Indiana limited partnership. Its main business office is 2990 W. 120, Fremont, Indiana (219) 833-1306. It is managed by Pacult Asset Management, Inc., a Delaware corporation, its general partner (the "General Partner"), with its main business office c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901 (302) 697-2139. The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A to the Prospectus dated August 12, 1996, grants full management control to the General Partner including the right to employ independent trading managers ("Commodity Trading Advisors") to select trades. The objective of the Partnership is substantial capital appreciation with controlled volatility. There can be no assurance that the Partnership will achieve its objectives or avoid substantial losses.

                  NOTICE TO RESIDENTS OF ALL STATES

UNTIL 90 DAYS AFTER THE TERMINATION OF THIS OFFERING, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, ARE REQUIRED TO DELIVER A PROSPECTUS AND ALL POST EFFECTIVE AMENDMENTS TO ALL PROSPECTIVE PURCHASERS OF THE UNITS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR BEST EFFORTS SELLERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. THE SELLING AND ADDITIONAL SELLERS MUST ALSO DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE PARTNERSHIP.

NO DEALER, SALESMAN, OFFICER, EMPLOYEE OR AGENT OF THE PARTNERSHIP OR THE GENERAL PARTNER AND OR ANY OTHER PERSON HAS BEEN AUTHORIZED, IN CONNECTION WITH THIS OFFERING, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP, THE GENERAL PARTNER, THE SELLING AGENTS, OR ANY OTHER PERSON CONNECTED WITH THIS OFFERING. THIS PROSPECTUS SPEAKS AS OF THE DATE OF ITS ISSUANCE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY UNITS BY ANYONE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR PURCHASE IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THE REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRE THAT NO COMMODITY POOL OPERATOR MAY SOLICIT, ACCEPT OR RECEIVE FUNDS, SECURITIES OR OTHER PROPERTY FROM A PROSPECTIVE PARTICIPANT IN A COMMODITY POOL WITHOUT FIRST DELIVERING A DISCLOSURE DOCUMENT (THIS "PROSPECTUS") TO SUCH PROSPECTIVE PARTICIPANT. THE GENERAL PARTNER MUST FURNISH ALL PARTNERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS WILL CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION IN REGARD TO THE OPERATION OF THE PARTNERSHIP AND ITS GENERAL PARTNER

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH
HEREIN: FREMONT FUND, LIMITED PARTNERSHIP, IS NOT A MUTUAL FUND AND IS NOT SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940. CONSEQUENTLY, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIVE PROVISIONS OF SUCH LEGISLATION.

INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF
THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. ACCORDINGLY, THE UNITS MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF THE LIMITED PARTNERSHIP AGREEMENT, INCLUDING THE CONSENT OF THE GENERAL PARTNER, AND ONLY IF SUCH UNITS ARE SUBSEQUENTLY REGISTERED OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THE SUBSCRIPTION AGREEMENT AND THE CERTIFICATE FOR UNITS, IF ANY, WILL HAVE A LEGEND TO DISCLOSE THAT THE UNITS ARE RESTRICTED FROM SALE OR OTHER TRANSFER WITHOUT PRIOR REGISTRATION OR OTHER LEGAL JUSTIFICATION. NO PUBLIC MARKET EXISTS OR IS EXPECTED TO DEVELOP FOR THE UNITS AND, CONSEQUENTLY, PROSPECTIVE INVESTORS WHO DESIRE LIQUIDITY SHOULD NOT PURCHASE THE UNITS. EACH INVESTOR (PURCHASER OF UNITS) MUST MEET THE FOLLOWING SUITABILITY STANDARDS: (i) AN INVESTOR MUST HAVE (A) HAD AN ANNUAL GROSS INCOME IN EXCESS OF $45,000 IN THE LAST CALENDAR YEAR AND REASONABLY EXPECTS TO HAVE GROSS INCOME IN EXCESS OF $45,000 FOR THE CURRENT YEAR TOGETHER WITH A NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS, AND AUTOMOBILE OF $45,000; OR (B) THE INVESTOR HAS A NET WORTH (EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS AND AUTOMOBILE) IN EXCESS OF $150,000; AND (ii) THE INVESTOR IS REPRESENTED BY A PURCHASER REPRESENTATIVE OR OTHERWISE DEMONSTRATES TO THE GENERAL PARTNER SUFFICIENT KNOWLEDGE TO ACCEPT THE RISKS OF THIS INVESTMENT. A GENERAL PARTNERSHIP OR OTHER ENTITY MAKING INVESTMENT MUST MEET THE FINANCIAL SUITABILITY REQUIREMENTS PRESCRIBED FOR NATURAL PERSONS. A QUALIFIED PENSION, PROFIT-SHARING OR KEOGH EMPLOYEE PLAN, THE FIDUCIARY FOR SUCH PLAN, OR THE DONOR OF ANY SUCH PLAN WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE AN INTEREST (THE "UNITS") IN THE PARTNERSHIP MUST MEET THE MINIMUM FINANCIAL SUITABILITY STANDARDS. "ACCREDITED INVESTORS", AS THAT TERM IS DEFINED UNDER REGULATION D OF THE ACT, WHO MEET THE NET INCOME TEST IN (i) ABOVE, ARE DEEMED TO HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PROPOSED INVESTMENT AND, AT THE TIME OF INVESTING, CAN AFFORD A COMPLETE LOSS.

THE ACT AND THE SECURITIES LAWS OF CERTAIN STATES GRANT PURCHASERS OF SECURITIES SOLD, EITHER IN VIOLATION OF THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH LAWS OR WITHIN CERTAIN TIME LIMITATIONS, THE RIGHT TO RESCIND THEIR PURCHASE OF SUCH SECURITIES AND TO RECEIVE BACK THEIR CONSIDERATION PAID, PLUS INTEREST. THE GENERAL PARTNER EITHER INTENDS TO REGISTER THE UNITS FOR SALE OR BELIEVES THAT THE OFFERING DESCRIBED IN THIS PROSPECTUS IS NOT REQUIRED TO BE REGISTERED OR QUALIFIED. MANY OF THESE LAWS WHICH GRANT THE RIGHT OF RESCISSION ALSO PROVIDE THAT SUITS FOR SUCH VIOLATIONS MUST BE BROUGHT WITHIN A SPECIFIED TIME, USUALLY ONE YEAR FROM DISCOVERY OF FACTS CONSTITUTING SUCH VIOLATION. SHOULD ANY INVESTOR INSTITUTE AN ACTION ON THE THEORY THAT THE OFFERING CONDUCTED AS DESCRIBED HEREIN WAS REQUIRED TO BE REGISTERED OR QUALIFIED, THE PARTNERSHIP WILL CONTEND THAT THE CONTENTS OF THIS PROSPECTUS PROVIDED NOTICE OF SUFFICIENT FACTS TO COMMENCE THE TIME FROM WHICH AN ACTION FOR RESCISSION SHOULD HAVE BEEN BROUGHT. ALSO, SHOULD ANY INVESTOR CONTEND THE OFFER WAS NOT QUALIFIED FOR PRESENTATION OR THE INVESTOR NOT SUITABLE TO MAKE SUCH INVESTMENT, THE GENERAL PARTNER WILL PLEAD RELIANCE UPON THE INFORMATION SUPPLIED BY THE INVESTOR IN THE SUBSCRIPTION DOCUMENTS. INVESTORS ARE TO COMPLETE ALL DOCUMENTS BEFORE SIGNING. NEITHER THE INFORMATION CONTAINED HEREIN, NOR ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY THE PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE FOR THAT INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN LEGAL AND TAX ADVISORS TO ASCERTAIN THE MERITS AND RISKS DESCRIBED HEREIN PRIOR TO SUBSCRIBING TO PURCHASE UNITS IN THE PARTNERSHIP PURSUANT TO THIS OFFERING.

                    VARIOUS SPECIFIC STATE NOTICES

NOTICE TO CALIFORNIA INVESTORS

CALIFORNIA RESIDENTS ARE REQUIRED TO HAVE A LIQUID NET WORTH OF $100,000 AND ANNUAL INCOME OF $50,000 TO BE ABLE TO PURCHASE PARTNERSHIP INTERESTS IN THIS COMMODITY POOL. THE TRANSFER OF THE LIMITED PARTNERSHIP INTERESTS OFFERED AND SOLD PURSUANT TO THIS OFFERING CAN NOT BE RESOLD OR TRANSFERRED WITHOUT PERMISSION OF THE GENERAL PARTNER AND FULFILLMENT OF OTHER TERMS AND CONDITIONS CONTAINED IN THE PARTNERSHIP AGREEMENT. ACCORDINGLY, (a) THE LIMITED PARTNERSHIP, AS ISSUER OF A SECURITY UPON WHICH A RESTRICTION ON TRANSFER HAS BEEN IMPOSED MUST CAUSE A COPY OF RULE 260.141.11 TO BE DELIVERED TO EACH ISSUEE OR TRANSFEREE OF SUCH SECURITY AT THE TIME THE CERTIFICATE EVIDENCING THE SECURITY IS DELIVERED TO THE ISSUEE OR TRANSFEREE; AND, (b) IT IS UNLAWFUL FOR THE HOLDER OF ANY SUCH SECURITY TO CONSUMMATE A SALE OR TRANSFER OF SUCH SECURITY, OR ANY INTEREST THEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER (UNTIL THIS CONDITION IS REMOVED PURSUANT TO
SECTION 260.141.12 OF THESE RULES), EXCEPT AS PROVIDED IN THE CODE.

THE CERTIFICATES, WHETHER UPON INITIAL ISSUANCE OR UPON ANY TRANSFER, SHALL BEAR ON THEIR FACE, IN CAPITAL LETTERS OF 10-POINT SIZE, AS FOLLOWS: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES".

NOTICE TO IDAHO INVESTORS

INVESTORS WHO ARE RESIDENTS OF IDAHO ARE REQUIRED TO HAVE A NET WORTH OF $100,000 OR NET WORTH OF $50,000 AND ANNUAL INCOME OF $50,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.
NOTICE TO MICHIGAN INVESTORS

INVESTORS WHO ARE RESIDENTS OF MICHIGAN ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND TAXABLE ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN A COMMODITY POOL. NET WORTH IN ALL CASES MUST BE CALCULATED EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES. IN ADDITION, NO MORE THAN TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH MAY BE INVESTED IN THIS LIMITED PARTNERSHIP.
NOTICE TO OREGON INVESTORS

INVESTORS WHO ARE RESIDENTS OF OREGON ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.
NOTICE TO FOREIGN INVESTORS

THE SECURITIES HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND SEVERAL SELECTED STATES. HOWEVER, THE SECURITIES MAY NOT BE OFFERED, SOLD, RENOUNCED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA, ITS TERRITORIES, POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION ("UNITED STATES" OR IN CANADA (COLLECTIVELY, "NORTH AMERICA"), OR TO OR FOR THE BENEFIT OF ANY PERSON WHO IS A NATIONAL CITIZEN OR A RESIDENT OR NORMALLY A RESIDENT THEREOF, THE ESTATES OF SUCH A PERSON OR ANY CORPORATION OR OTHER ENTITY CREATED OR ORGANIZED UNDER ANY LAW OF THE UNITED STATES OR CANADA OR ANY POLITICAL SUBDIVISION THEREOF (COLLECTIVELY REFERRED TO AS "NORTH AMERICAN PERSONS") UNLESS (i) THE SECURITIES ARE DULY REGISTERED UNDER THE APPLICABLE STATE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE APPLICABLE STATE ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT, OR (iii) SUCH SECURITIES ARE SOLD ON FOREIGN EXCHANGE IN ACCORDANCE WITH PROCEDURES APPROVED BY SUCH FOREIGN STOCK EXCHANGE.

                         SUMMARY OF THE OFFERING

The following summary is qualified, in its entirety, by the more detailed information appearing elsewhere in the Prospectus, this Amendment, in the Exhibits, and other documents identified herein. Reference to subsections in the Prospectus as amended by this Post Effective Amendment Number One to the Prospectus are in quotation marks. Terms with the initial letter capitalized are defined in the Glossary in Appendix I of the Prospectus and this Amendment.

CONFLICTS OF INTEREST

Significant potential and actual conflicts of interest may arise as a result of the fact the Selling Agent is controlled by the principal of the General Partner and, therefore, no independent due diligence of the offering is made by the Selling Agent for the benefit of the prospective purchasers. See "Conflicts of Interest" and "Risk Factors".

CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE

Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. See "Risk Factors", "Conflicts of Interest", and "The Limited Partnership Agreement" attached as Exhibit A to the Prospectus. In addition, the Selling Agent is Affiliated with the principal of the General Partner and, therefore, no independent due diligence of the offering will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and futures commission merchant selected and has otherwise assured the Selling Agent that all money on deposit is in the name of and for the beneficial use of the Partnership.

NO PRIOR OPERATION EXPERIENCE OF THE GENERAL PARTNER

The General Partner of this Partnership, Pacult Asset Management, Inc., a Delaware corporation, c/o Corporate Systems, Inc. 101 N. Fairfield Drive, Dover, DE 19901 was incorporated on October 13, 1994, which has not previously operated a commodity pool or engaged in any other business. However, the General Partner has operated this commodity pool since November, 1996.

NO ASSURANCE THAT UNITS WILL BE SOLD

Futures Investment Company and other broker dealers selected, if any, have no obligation to purchase Units or otherwise support the price of the Units. The sales commitment obligates the broker dealers to use their best efforts only. See "Subscription Procedure and Plan of Distribution".

PLAN OF DISTRIBUTION

The Units are being offered and sold through Futures Investment Company, ("FIC") and other broker dealers it, or the General Partner may select, on a best efforts basis. The selling commission will be six percent (6%) of the gross subscription for all Units sold. See "Subscription Procedure" and "Plan of Distribution". FIC is registered as a broker dealer with the SEC and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

                           CONFLICTS OF INTEREST

Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest which may be present under this heading in this Amendment and in the Prospectus and the Exhibits attached thereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in the Prospectus, this Amendment, and the Exhibits, in the event of any claim or other proceeding against the General Partner, any principal of the General Partner, the Commodity Trading Advisor, any Principal of the Trading Advisor, the Partnership's FCM, or any principal of the FCM, the Partnership's IB and Selling Agent or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber. Specifically, the Selling Agent is Affiliated with the principal of the General Partner and, therefore, no independent due diligence of the Partnership or the General Partner will be made by a National Association of Securities Dealers, Inc. member.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

MANAGEMENT'S DISCUSSION

The Partnership has commenced operations in November, 1996. The Net Asset Value of a Unit purchased for $1,000 prior to commencement of operations was $835.73 as of May 31, 1997. Management cannot predict whether the Partnership's Net Asset Value per Unit will increase or decrease.

                 PERFORMANCE OF COMMODITY TRADING ADVISOR

The Fremont Fund Limited Partnership is traded by a single CTA (Michael J. Frischmeyer). The Fund pays various expenses in relation its operation including a management fee to the CTA and the General Partner of 4% and 2% annually respectively charged 1/12th monthly, and quarterly incentive fees of 15% of all new profits. In addition, the fund pays 1% per month for trading commissions as opposed to a round turn commission charge.

In addition to the following performance capsule, a detailed performance table of the Fund is available in Appendix II-a.

Managed Account Program, Iowa Commodities Fee Schedule-Fremont Fund, LP Accounts Only

The following capsule shows the past performance of Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule-Fremont Fund, LP Accounts Only for the most recent five calendar years and year-to-date (through May 31, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        Managed Account Program,
      Iowa Commodities Fee Schedule-Fremont Fund, LP Accounts Only
                       Percentage Rate of Return
                (Computed on a compounded monthly basis)*

Month           1997            1996
January          (1.79)           N/A
February          0.71            N/A
March            (0.91)           N/A
April            (2.13)           N/A
May              (0.66)           N/A
June                              N/A
July                              N/A
August                            N/A
September                         N/A
October                           N/A
November                         (8.83)
December                          2.34
Year              (4.68)         (6.69)

Name of Pool:  Managed Account Program, Regular Fee Schedule-Fremont Fund, LP
  Accounts Only

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Traded Pursuant To The Restricted Program:
  November 1, 1996

Total Assets Under Management of Mr. Frischmeyer:  $32,360,007

Total Assets Traded Pursuant To The Fremont Fund Program (as of May 31, 1996):
  $1,054,325

Beginning Net Asset Value per Unit:  $940

Total Units Outstanding (as of May 31, 1997):  1,266.46

NAV Per Unit (as of May 31, 1997):  $833

Largest Monthly Draw-Down** For The Regular Program Since Inception and Year-
  to-Date
 (through May 31, 1997):  12-96/8.83% of client funds

Worst Peak-to-Valley Draw-Down*** For The Regular Program Since Inception and
  Year-to-Date
  (through May 31, 1997):  11-96 to 6-96/11.50% of net asset value

                                     5

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by a pool or account over the specified period

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

             LIMITED PRIOR PERFORMANCE AND REGULATORY NOTICE

THIS POOL BEGAN TRADING IN NOVEMBER, 1996, AND HAS LIMITED PERFORMANCE
HISTORY.

THE REGULATIONS OF THE CFTC AND NFA PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PROSPECTUS MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

                           PLAN OF DISTRIBUTION

The Units are being offered and sold through Futures Investment Company ("Selling Agent" or "FIC"), 2990 W. 120, Fremont, Indiana 46737, an NASD registered broker dealer and other broker dealers selected by the General Partner, on a best efforts basis. Ms. Pacult, the sole shareholder, director, and officer of the General Partner and her husband, Mr. Michael Pacult, are the sole owners and are also registered representatives of FIC and they will earn sales and trailing commissions as a result of the Units they sell and service. A best efforts basis means there is no requirement that the General Partner or any broker dealer (sometimes referred to as the underwriter) to purchase any unsold Units, and no person or entity, including the General Partner and the broker dealer have any obligation, currently or are expected at any time in the future, to purchase any unsold Units. In addition, the General Partner may, in its sole discretion, terminate this offering of Units at anytime. There will be a selling commission of six percent (6%) paid to the broker dealers selected, from time to time, to sell Units. FIC, the broker dealer, is an Illinois corporation which was incorporated on December 6, 1983. Its registration as a fully disclosed broker dealer with the NASD became effective on July 28, 1997. The principal business functions of the broker dealer are currently the offering and trading of securities and commodities as a CFTC registered introducing broker. It is contemplated that the broker dealer will participate in the offering of other commodity pools sponsored by the General Partner or other persons or entities in competition with the Partnership.

                               LEGAL MATTERS

LITIGATION AND CLAIMS

There have been no material administrative, civil or criminal actions against the General Partner (who is the Commodity Pool Operator), the principal of the General Partner, Ms. Pacult, the Commodity Trading Advisor, the Futures Commission Merchant, the Introducing Broker and Selling Agent, or any principal or any Affiliate of any of them, pending, on appeal, or concluded, threatened or otherwise known to them, within the five (5) years preceding the date of the Prospectus.

LEGAL OPINION

The Scott Law Firm, P.A., 5121 Sarazen Drive, Hollywood, FL 33021, serves as general counsel to the Partnership and the General Partner in regard to the offering of Units and the preparation of the Prospectus, this Amendment, the legality of the Units offered, and the classification of the Partnership as a partnership for tax purposes. In addition, the Firm will advise the Partnership and its General Partner, from time to time, in regard to the maintenance of the tax status of the Partnership and the legality of subsequent offers, if any, of sale of Units to and transfers by investors. The General Partner has granted the right to the Law Firm to employ other law firms to assist in specific matters which may now, or in the future, relate to the sale of Units or the operation of the Partnership.

The Scott Law Firm will not provide legal advice to any potential investors or any Partners, other than the General Partner, in regard to this offering. All parties other than the General Partner should seek investment, legal, and tax advice from counsel of their choice.

                                   EXPERTS

The financial Statements of the Partnership and the General Partner as of December 31, 1996 included in this Amendment have been audited by Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302, as indicated in their reports included with each such statement. Such financial statements have been included herein and in any filings to the SEC, CFTC, NFA, and selected state administrators, relying upon the authority of Frank L. Sassetti, & Co., as experts in accounting and auditing, in giving said respective reports. Frank L. Sassetti, & Co. will be responsible for the audit of the Partnership for the year ending December 31, 1997. The accountant who established and maintains the original books and records for the Partnership and handles the journal entries, prepares the monthly and annual statements of account and financial statements, and prepares the Partnership K-1s, is Mr. James Hepner, certified public accountant, 1824 N. Normandy, Chicago, IL 60635. The General Partner will prepare and file the Federal and applicable state tax returns for the Partnership. The General Partner is required by CFTC rules and regulations to send monthly, unaudited, and annual statements of account and financial statements, audited by an independent certified public accountant, for the Partnership to each Partner. The unaudited monthly statements will be sent as soon as practicable after the end of each month and the audited annual financial statements will be sent within 90 days after the end of each calendar year.

                            ADDITIONAL INFORMATION

The Partnership, by its General Partner, has filed a Registration Statement on Form S-1 and Post Effective Amendment Number 1 to its Registration Statement with the Securities and Exchange Commission with respect to the issuance and sale of the limited partnership interests (the "Units") under the Securities Act of 1933. The Prospectus and this Amendment do not contain all of the information set forth in the Form S-1 filing, as amended, and reference is made to said Form S-1, Amendment Number 1, and the Exhibits thereto (for example, the Selling Agreement and the Customer Agreement). The description contained in the Prospectus and this Amendment to the exhibits to the Registration Statement are summaries. For further information regarding the Partnership and the Units offered, the Prospectus, this Amendment, including the Exhibits and other documents filed and periodic reports, may be inspected, without charge, and copied at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and copies of all or any part of this filing can be obtained by mail from the Securities and Exchange Commission, at such offices, upon payment of the prescribed rates. This document and other electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system are publicly available through the Commission's Web site (http://www.sec.gov).

In addition, the books and records for the Partnership are maintained for six years at 2990 W 120, Fremont, Indiana 46737 with a duplicate set maintained at the offices of Mr. James Hepner, Certified Public Accountant, at 1824 N. Normandy, Chicago, IL 60635, (312) 804-0074. Prospective investors are invited to review any materials available to the General Partner relating to the Partnership; the operations of the Partnership; this offering; the commodity experience and trading history of the CTA; the General Partner and the commodity brokers and their respective officers, directors and affiliates; the advisory agreements between the Partnership and the CTA; the Customer Agreements between the Partnership and the Commodity Brokers for the Partnership; the Disclosure Documents of the CTA; the forms filed with the NFA for any registered entity or person related to the Partnership; and any other matters relating to this offering, the operation of the Partnership, or the laws applicable to the offering or the Partnership. The officer and staff of the General Partner will answer all reasonable inquiries from prospective investors relating thereto. All such materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice. The General Partner will afford prospective investors the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Prospectus, this Amendment or any exhibits attached thereto to the extent that the Partnership or the General Partner possess such information or can acquire it without unreasonable effort or expense. Such review is limited only by the proprietary and confidential nature of the trading systems to be utilized by the CTA and by the confidentiality of certain personal information relating to investors.

                                     7
<Page
<F1>**************************************************************************
                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                    FOR THE YEAR ENDED DECEMBER 31, 1996
                      (With Auditors' Report Thereon)











                             GENERAL PARTNER:
                       Pacult Asset Management, Inc.
                              2990 West 120
                         Fremont, Indiana  46737

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                    FOR THE YEAR ENDED DECEMBER 31, 1996


                              TABLE OF CONTENTS

Independent Auditors' Report                                    1
Financial Statments -
  Balance Sheet                                                 2

  Statement of Operations                                       3

  Statement of Partners' Capital                                4

  Notes to Financial Statments                                6 - 10

                           Frank L. Sassetti & Co.
                        Certified Public Accountants

To The Partners
Fremont Fund, Limited Partnership
Fremont, Indiana

                        INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of FREMONT FUND, LIMITED PARTNERSHIP as of December 31, 1996, and the related statements of operations, partners' equity and cash flows for the year ended.
These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FREMONT FUND, LIMITED PARTNERSHIP as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                       Frank L. Sassetti & Co.

February 19, 1997
Oak Park, Illinois

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                               BALANCE SHEET

                             DECEMBER 31, 1996

                                  ASSETS
Cash (Note 7)                                     $161,388
United States Treasury Obligations (Note 6)        362,652
Accrued interest receivable                          2,379
Equity in Commodity Futures Trading Accounts -
  Cash (Note 6)                                    276,415
  Net unrealized gain on open commodity
    futures contracts (Note 8)                      17,889
Organization costs, net of amortization (Note 1)     2,135
                                                  --------
                                                  $822,858


                      LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
  Accrued commissions payable                     $ 14,062
  Accrued management and incentifve fees payable     3,550
  Accrued accounting fees payable                      734
  Due to general partner                            10,860
                                                   -------
        Total Liabilities                           29,206

PARTNERS' CAPITAL
  Limited partners - (876.34 units)                768,498
  General partner - (25 unit)                       25,154
                                                   -------
                                                   793,652
                                                   -------
                                                  $822,858

                 The accompanying notes are an integral part
                        of the financial statements

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                            STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

REVENUES
  Realized loss from trading on futures           $    (57)
  Realized gain on exchange rate fluctuation            28
  Changes in unrealized gains on open commodity
    futures contracts                               17,861
  Interest income                                    6,259
                                                   -------
                Total Revenues                      24,091
                                                   -------
EXPENSES
  Commissions                                        8,542
  Management and incentive fees                      6,209
  Professional accounting and legal fees             1,499
  Other operating and administrative expenses          637
  Amortization of organization costs                   305
                                                   -------
                Total Expenses                      17,192
                                                   -------

NET INCOME                                        $  6,899

NET INCOME -
  Limited partnership unit                        $   7.65
  General partnership unit                        $   7.65

                 The accompanying notes are an integral part
                        of the financial statements

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                       STATEMENT OF PARTNERS' EQUITY

                    FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                  Total
                             Limited           General          Partners'
                             Partners          Partners          Equity
                          Amount   Units    Amount   Units    Amount   Units

Balance -
  December 31, 1995       $    963    1.00  $    963    1.00  $  1,926    2.00

Addition of
  899.34 units             760,827  875.34    24,000   24.00   784,827  899.34

Net income                   6,708               191             6,899
                           ------- -------   ------- -------   ------- -------
Balance -
  December 31, 1996       $768,498  876.34  $ 25,154   25.00  $793,652  901.34


Value per unit at December 31, 1996                           $880.53

Total partnership units at
  December 31, 1996                                            901.34

                 The accompanying notes are an integral part
                        of the financial statements

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (An Indiana Limited Partnership)

                          STATEMENT OF CASH FLOWS

                    FOR THE YEAR ENDED DECEMBER 31, 1996
CASH FLOWS FROM OPERATING ACTIVITIES -
  Net income                                         $   6,899
  Adjustments to reconcile net income to net cash
    provided by operating activities -
      Amortization of organization costs                   305
      Changes in operating assets and liabilities -
        Increase in Equity in Commodity Future
          Trading accounts                            (294,304)
        Increase in accrued interest receivable         (2,379)
        Increase in U. S. Treasury Obligations        (362,652)
        Increase in accrued commissions payable         14,062
        Increase in management and incentive fees
          payable                                        3,550
        Increase in accounting fees payable                734
        Increase in due to general partner              10,860
                                                      --------
             Net Cash Used in Operating Activities    (622,925)
                                                      --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Increase in organization costs                        (2,440)
                                                      --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Gross proceeds from sale of units                    830,327
  Syndication and registration costs                   (45,500)
                                                      --------

             Net Cash Provided by
               Financing Activities                    784,827
                                                      --------

NET INCREASE IN CASH                                   159,462

CASH -
  Beginning of period                                    1,926
                                                      --------
  End of period                                      $ 161,388

                 The accompanying notes are an integral part
                        of the financial statements

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Fremont Fund, Limited Partnership (the Fund) was formed January 12, 1995. The Fund is engaged in speculative trading of futures contracts in commodities. Pacult Asset Management, Inc. is the General Partner and the commodity pool operator (CPO) of Fremont Fund, Limited Partnership. The commodity trading advisor (CTA) is Michael J. Frischmeyer, who has the authority to trade so much of the Fund's equity as is allocated to him by the General Partner.

Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

Organizational Costs - Organizational costs are capitalized and amortized over twenty-four months on a straight line method starting when operations began, payable from profits or capital subject to a 2% annual capital limitation. All organizational costs paid to date have been capitalized. Amortization expense of $305 was recorded for the year ended December 31, 1996.

Registration Costs - Costs incurred for the initial registration with the Securities and Exchange Commission, National Association of Securities Dealers, Inc., Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing. Recurring registration costs, if any, will be charged to expense as incurred.

Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the accompanying Balance Sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

Market value of commodity futures contracts is based upon exchange closing quotations.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Statement of Cash Flows - Net cash provided by operating activities includes no cash payments for interest or income taxes for the year ended December 31, 1996 since the Fund has no debt nor pays federal income taxes. For purposes of the Statement of Cash Flows, the Fund considers only cash and money market funds to be cash equivalents.


2.	GENERAL PARTNER DUTIES

The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.


3.	THE LIMITED PARTNERSHIP AGREEMENT

The Limited Partnership Agreement provides, among other things, that -

Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


3.	THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

Allocation of Profit and Loss for Federal Income Tax Purposes -As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General partner and the Commodity Trading Advisor and each Partner's share of such items are includable in the Partner's personal income tax return.

Redemption - No partner may redeem or liquidate any Units until six months after the commencement of trading. A Limited Partner may withdraw any part or all of his units from the Partnership at the Net Asset Value per Unit as of the last day of any month on ten days prior written notice to the General Partner. A redemption fee payable to the Partnership of a percentage of the value of the redemption request bears the following schedule.

 	4% if such request is received prior to the nineteenth day of the twelfth month after the commencement of trading.

 	3% if such request is received during the next seven to twelve months.

 	2% if such request is received during the next thirteen to eighteen months.

 	1% if such request is received during the next nineteen to twenty-four months.

 	0% thereafter.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


4.	FEES

The Fund is charged the following fees on a monthly basis since the commencement of trading on November 14, 1996.

 	A management fee of 4% (annual rate) of the Fund's net assets allocated to the CTA to trade will be paid to the CTA and 2% of equity to the Fund's General Partner.

 	An incentive fee of 15% of "new trading profits" will be paid to the CTA. "New trading profits" includes all income earned by the CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss.

 	The Fund will pay fixed commissions of 12% (annual rate) of net assets, payable monthly, to the Introducing Broker affiliated with the General
Partner. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.


5.	REALIZED GAIN ON EXCHANGE RATE FLUCTUATIONS

The Fund is investing in certain foreign currency futures contracts. The difference in the exchange rates from the trade date to the end of the fiscal year is being recorded as a realized gain or loss on exchange rate fluctuation.


6.	PLEDGED ASSETS

The U. S. Treasury Obligations and cash in trading accounts are pledged as collateral for commodities trading on margin.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


7.	CONCENTRATIONS OF CREDIT RISK

The Fund maintains its cash balances at a high credit quality financial institution. The balances may, at times, exceed federally insured credit limits.


8.	OFF BALANCE SHEET RISK

As discussed in Note 1, the Fund is engaged in speculative trading of futures contracts in commodities. The carrying amounts of the Fund's financial instruments and commodity contracts generally approximate their fair values at December 31. Open commodity contracts had a gross contract of $3,891,594 on long positions and $180,775 on short positions.

Although the gross contract values of open commodity contracts represent market risk, they do not represent exposure to credit risk, which is limited to the current cost of replacing those contracts in a gain position. The unrealized gain on open commodity future contracts at December 31 was $17,889.

<F2>**************************************************************************
                        PACULT ASSET MANAGEMENT, INC.

                            FINANCIAL STATEMENTS

                   YEARS ENDED DECEMBER 31, 1996 AND 1995

                        PACULT ASSET MANAGEMENT, INC.

                   YEARS ENDED DECEMBER 31, 1996 AND 1995


                              TABLE OF CONTENTS


                                                        Page

Independent Auditors' Report                            1

Financial Statements -

        Balance Sheet                                   2

	  Statement of Income and Retained Earnings       3

        Statement of Cash Flows                         4

        Notes to Financial Statements                 5 - 6

                           Frank L. Sassetti & Co.
                        Certified Public Accountants

To The Shareholders
Pacult Asset Management, Inc.
Fremont, Indiana


                        INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of PACULT ASSET MANAGEMENT, INC. as of December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PACULT ASSET MANAGEMENT, INC. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                       Frank L. Sassetti & Co.

February 19, 1996
Oak Park, Illinois

                        PACULT ASSET MANAGEMENT, INC.

                               BALANCE SHEET

                         DECEMBER 31, 1996 AND 1995

                                  ASSETS
                                        1996            1995

CURRENT ASSETS
  Cash                                  $ 60,196        $ 62,445
  Due from Fremont Fund (Note 2)          10,860          34,204
                                        --------        --------
                                          71,056          96,649

  Investments (Note 3)                    26,410           1,000
                                        --------        --------
                                        $ 97,466        $ 97,649


                    LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  Current Liabilities
    Accrued interest payable            $  6,500        $    500

  Long-Term Debt  (Note 4)               100,000         100,000

  Stockholder's Equity
    Capital stock (common 1,500 shares
     authorized, no par value; 1,000
     issued and outstanding)               1,000           1,000
    Accumulated deficit                  (10,034)         (3,351)
                                        ---------       ---------
    Total Stockholder's Equity            (9,034)         (2,351)

                                        $ 97,466        $ 97,649

                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                STATEMENT OF INCOME AND RETAINED EARNINGS

                         DECEMBER 31, 1996 AND 1995

                                       1996              1995
                                    -----------      -----------
REVENUES                                $1,645        $________

EXPENSES (Note 4)
  Registration and dues                                     670
  Professional accounting, legal and
   audit fees                              858            2,199
  Licenses and fees                      1,154              160
  Other administrative expenses            226
  Interest expense                       6,500
                                       --------         --------
    Total Expenses                       8,738            3,029

NET INCOME (LOSS) BEFORE EQUITY
  IN LIMITED PARTNERSHIP                (7,093)

EQUITY IN LIMITED PARTNERHSIP (NOTE 3)     410
                                       --------         --------
NET INCOME (LOSS)                       (6,683)          (3,029)

ACCUMULATED DEFICIT
  Beginning of period                   (3,351)            (322)

  End of period                       $(10,034)         $(3,351)

                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                          STATEMENT OF CASH FLOWS

                         DECEMBER 31, 1996 AND 1995

                                            1996              1995
                                         -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                        $ (6,683)        $ (3,029)
    Adjustments to reconcile net (loss)
     to net cash used in operating
     activities -
       Equity in limited partnership           (410)
       Changes in operating assets and
         liabilities -
         Increase in accrued interest
           payable                            6,500
                                            --------         --------
         Net Cash (Used In)
          Operating Activities                 (593)          (3,029)


CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease in due from
    Fremont Fund                             23,344          (28,204)
  Purchase of investment interest in
   limited partnership                       25,000           (1,000)
                                            --------         --------
         Net Cash (Used In)
          Investing Activities               (1,656)         (29,204)


CASH FLOWS FROM FINANCING ACTIVITIES
  (Decrease) increase in advances
   from stockholder                                          (10,000)
  Loan proceeds from stockholder            ________         100,000

         Net Cash Provided by
          Financing Activities              ________          90,000
                                            --------         --------
NET INCREASE (DECREASE) IN CASH              (2,249)          57,767

CASH -
  Beginning of period                        62,445            4,678

  End of period                             $60,196         $ 62,445

                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1995

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Pacult Asset Management, Inc. (the Company) was formed primarily to act as general partner of the Fremont Fund, Limited Partnership (the Fund).

The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Statement of Cash Flows - Net cash provided by operating activities includes no cash payment for interest nor income taxes for the years ended December 31, 1996 and 1995.


2.	CORPORATE AFFILIATION

The Company's sole shareholder is also a joint owner of Futures Investment Company. In addition, the Company is the general partner of Fremont Fund, a limited partnership. During 1994, Futures Investment Company advanced $9,000 to the Company, and Ms. Shira Pacult, sole principal to the Company, advanced $18,000 to the Company. These advances were not collateralized, bore no interest and were repaid in 1995.

                        PACULT ASSET MANAGEMENT, INC.

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1995


2.	CORPORATE AFFILIATION - CONTINUED

Also, the Company, in its capacity as general partner, had been advancing the organization, registration and syndication costs of Fremont Fund. In addition, the Company receives a management fee of 2% of the equity of the Fund. As of December 31, 1996, the Fund owed the Company $10,860 in advanced costs of the Fund and unpaid management fees. These funds are not collateralized and bear no interest.


3.	INVESTMENTS

During 1995, the Company purchased an interest as the general partner in a limited partnership with an initial investment of $1,000. During 1996, the Company purchased one limited partner unit of the limited partnership for $1,000 and made an additional $24,000 investment in the partnership as general partner. The investments are being accounted for under the equity method and earned $410 in equity during the year.


4.	LONG-TERM DEBT

The Company and its sole shareholder signed a subordinated loan agreement on April 26, 1995, whereby the Company can borrow up to $265,000 from the shareholder. The loan agreement bears interest at the rate of 6% per annum and is payable on or before January 12, 2017. On November 28, 1995, the Company borrowed $100,000 against this commitment, which will mature January 12, 2017, in part to fund the expenses of the Company and to advance proceeds to the limited partnership.

<F3>**************************************************************************
                                  APPENDIX II-a

                         Performance Record of the Fund

[To keep the rows of the following table from exceding 132 characters, it has been broken into two tables where the first table contains columns 1-12 and the second contains columns 1-7 and 13-15.]

Michael J. Frischmeyer
ICL Managed Account Program
Fremont Fund, LP Accounts Only
         (1)       (2)      (3)     (4)     (5)      (6)      (7)     (8)     (9)      (10)     (11)      (12)
                                   Gross             Net   Change In         Change  Operation
                                  Realized        Realized Unrealized          In     Mgt. and
Period Beginning Capital  Capital Trading  Broker  Trading  Trading   Net    Accrued Incentive  Net      Ending
End    Capital    Adds     W/Ds   Profits  Comm.   Profits  Profits   Int.    Comm.    Fees  Performance Capital
-----------------------------------------------------------------------------------------------------------------
1996
Init. 0         610,968  0        0        0       0        0        0       0        0        0        610,968
Nov.  610,968   93,998   0        0        3,039  -3,039    0        7,965   0        58,843   -53,917  651,049
Dec.  651,049   127,360  0        -29      5,502  -5,531    17,861   4,362   0        1,449    15,242   793,651

                      1996 Performance Y.T.D.   -6.69%

1997
Jan.  793,651   58,220   0        -18,666  6,504   -25,170  9,481    7,494   0        6,393    -14,588  837,283
Feb.  837,283   164,226  0        24,690   7,557   17,133   -17,870  13,198  0        6,084    6,377    1,007,886
Mar.  1,007,886 44,189   0        10,964   8,124   2,840    -11,728  6,511   0        6,791    -9,168   1,042,907
Apr.  1,042,907 44,831   0        -17,532  9,708   -27,240  5,504    6,466   0        6,974    -22,244  1,065,494
May.  1,065,494 0        0        11,527   9,848   1,679    -3,676   4,548   0        9,627    -7,076   1,058,418

                      1997 Performance Y.T.D.  -4.68

Michael J. Frischmeyer
ICL Managed Account Program
Fremont Fund, LP Accounts Only
         (1)       (2)      (3)     (4)     (5)      (6)      (7)        (13)     (14)     (15)
                                   Gross             Net   Change In
                                  Realized        Realized Unrealized   Total     NAV
Period Beginning Capital  Capital Trading  Broker  Trading  Trading  Outstanding  Per       %
End    Capital    Adds     W/Ds   Profits  Comm.   Profits  Profits     Units     Unit     Chg.
-------------------------------------------------------------------------------------------------
1996
Init. 0         610,968  0        0        0       0        0                     940
Nov.  610,968   93,998   0        0        3,039  -3,039    0         759.64      857      -8.83%
Dec.  651,049   127,360  0        -29      5,502  -5,531    17,861    904.85      877      2.34%

                      1996 Performance Y.T.D.   -6.69%

1997
Jan.  793,651   58,220   0        -18,666  6,504   -25,170  9,481     972.00      861     -1.79%
Feb.  837,283   164,226  0        24,690   7,557   17,133   -17,870   1,161.77    868     0.71%
Mar.  1,007,886 44,189   0        10,964   8,124   2,840    -11,728   1,213.17    860     -0.91%
Apr.  1,042,907 44,831   0        -17,532  9,708   -27,240  5,504     1,266.46    841     -2.13%
May.  1,065,494 0        0        11,527   9,848   1,679    -3,676    1,266.46    836     -0.66%

                      1997 Performance Y.T.D.  -4.68
<F4>**************************************************************************
                                  APPENDIX I

                       COMMODITY TERMS AND DEFINITIONS

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund. Please refer to the Prospectus dated August 12, 1996, for a complete glossary. Following are definitions which supersede the definitions of those terms in the Prospectus:

"Futures Investment Company". The selling agent (the "Selling Agent") and introducing broker (the "IB"), 2990 W. 120, Fremont, IN 46737 which will introduce the trades to the FCM for a fixed commission of 12% of equity on deposit at the FCM allocated by the General Partner to trade. The principal of the General
Partner, Ms. Shira Del Pacult is also one of the principals of the IB, with her husband.

"Selling Agent".  The NASD member broker dealer, Futures Investment Company, 2990
W. 120, Fremont, IN 46737, selected by the General Partner to offer the Units for sale. The General Partner and the Selling Agent may select Additional Selling
Agents to also offer Units for sale. See Plan of Distribution in the Prospectus and this Amendment.


       [The balance of this page has been intentionally left blank]

                                     1

<F4>**************************************************************************
                          APPENDIX II-b - THE CTA

                   INTRODUCTION AND GENERAL INFORMATION

Michael J. Frischmeyer is the Commodity Trading Advisor (the "CTA") to whom this Appendix II relates. The CTA conducts the business of the trading program described in this Prospectus as a sole proprietorship, and his Main Business
Office and main business telephone number are as follows:  Main Business
Office-1422 Central Avenue, P.O. Box 898, Fort Dodge, Iowa 50501; Main Business
Telephone Number-(515) 955-3800; Facsimile: (515) 955-1444. The books and records of the CTA will be kept and made available for inspection at the Main
Business Office.

DESCRIPTION OF TRADING PROGRAM

A client desiring to establish an account to be traded by the CTA under the trading program described in this Appendix must purchase Units in the Fremont
Fund, a limited partnership, (the "Partnership") pursuant to the terms described in this Prospectus and the subscription documents.

The Chicago Corporation will serve as the futures commission merchant for the Partnership. The minimum account size that an investor must establish with Partnership is $15,000. The requirement of a minimum size for an investor in the Partnership is not intended as a protective measure for the investor or the Partnership, but rather is established for the administrative convenience of the General Partner. As discussed elsewhere (see e.g., "Risk Factors" in the Prospectus and below), futures and options trading is a high risk, speculative business.

The business of the CTA includes managing commodity pools and discretionary futures accounts, and the CTA will be managing and directing the trading of accounts for other clients during the same period that the CTA is managing any particular client's account, including the Partnership account. See "Risk
Factors" and "Conflicts of Interest".

The power of attorney granted to the CTA by the Partnership will not prohibit the CTA from managing or directing the trading of other accounts during the term of the power of attorney or from using the same information and trading strategy obtained, produced or utilized in the performance of services for the Partnership for the benefit of other clients or the CTA and his Affiliates.
The power of attorney will authorize and empower the CTA to act for the account of the Partnership to buy, sell (including short sales) and trade in domestic and foreign futures contracts and options on margin or otherwise.
Under the power of attorney, the CTA will be acting as agent for the Partnership, and the Partnership will be legally bound as principal for all trades and any and all other obligations incurred by the CTA. In the event, therefore, of a deficiency in a Partnership account due to a margin call, a loss exceeding the value of the account, or otherwise, the Partnership will be responsible for the full amount of the deficiency, and investors in the Partnership must be aware and recognize that the potential liability of the Partnership is not limited to the amount of funds available in or the value of the Partnership accounts, from time to time. See "Risk Factors".

Prospective investors should be aware that the power of attorney for the Partnership to appoint the CTA has been prepared by The Chicago Corporation and, therefore, contains provisions for the benefit of The Chicago
Corporation, the General Partner, the CTA and other parties, such as provisions requiring the Partnership to indemnify The Chicago Corporation and other parties for all losses in the Partnership accounts and for other matters. The power of attorney utilized by the Partnership to appoint the CTA provides for arbitration of any disputes to be held before the American Stock
Exchange, Inc., the Chicago Board Options Exchange, Inc. or the National
Association of Securities Dealers, Inc., and in accordance with rules then in effect.

The types of futures contracts and options which the CTA may trade for the Partnership include, without limitation, all domestic and foreign currency futures contracts and all domestic and foreign commodities, currencies and provisions, and options therefore, as are usually dealt in on exchanges or in the interbank foreign currency forward markets.

The CTA's trading has been active in the soybean complex (beans, oil and meal), corn, wheat, cattle (live and feeder), live hog and pork belly contracts and interest rate futures (long-term treasury bonds, Eurodollars and others). The CTA's trading has also been active in foreign currencies and in stock index futures and options and in precious metals (primarily gold and silver) futures, as well as in futures and options on foreign futures and options exchanges.

                                     1

The futures and options traded by the CTA, including the trades to be made for the Partnership, will be traded on regulated exchanges located in the United
States and in non-United States jurisdictions, including England, France, Spain, Germany, Canada, Australia, Japan and Singapore. No business will in any event be conducted which is forbidden by or will be contrary to any applicable law (whether laws of the United States or a foreign jurisdiction) or any lawful rules and regulations as are established by the regulated exchanges (whether United States exchanges or foreign exchanges) upon which futures or options are traded for the Partnership. Prospective clients should be aware, however, that trading on foreign exchanges will not be subject to the regulations of the Commodity Futures Trading Commission (the "CFTC") and may involve greater risks than trading on exchanges located in the United
States. In addition, the CTA will be effecting certain trades through the "GLOBEX" system, Project A and other systems, which are electronic order-entry and matching systems for futures and options. See "Risk Factors".

The CTA contemplates trading the contracts identified on the following Futures
Exchanges for the Partnership, although other exchanges may be used and other types of contracts or interests may be traded:

FOREIGN FUTURES EXCHANGES: Deutsche Terminborse - DAX Index; London
International Financial Futures Exchange (LIFFE) - 3-Month Sterling, 3-Month
EuroDeutscheMark, 3-Month EuroLira, 3-Month EuroSwissFranc, German Bond,
British Gilt, Italian Government Bond (BTP), FT-SE 100 Index; Marche A Terme
Internationale de France (MATIF) - 3-Month PIBOR, French Notional Bond, CAC 40
Index; Mercado de Futuros Y Opciones (MEFF) - 3-Month MIBOR, Spanish Notional
Bond; Montreal Stock Exchange - 3-Month Canadian Bankers Acceptance, Canadian
Government Bond; Sydney Futures Exchange - 3-Month Australian Bills, 10 Year
Australian Bonds; Tokyo International Financial Futures Exchange (TIFFE) -
EuroYen; Tokyo Stock Exchange - Japanese 10 Year Bond; Singapore International
Financial Futures Exchange (SIMEX) - EuroDollars, Nikkei, Japanese 10 Year
Bond.

UNITED STATES  FUTURES EXCHANGES:  Chicago Board of Trade (CBOT) - Corn,
Soybeans, Soybean Meal, Soybean Oil, Wheat, Treasury (10 year) Notes, Treasury
Bonds, Municipal Bond Index; Chicago Mercantile Exchange (CME) -  Live Cattle,
Feeder Cattle, Live Hogs, Pork Bellies; International Monetary Market (IMM) a division of the CME - Australian Dollar, Canadian Dollar, Deutsche Mark,
French Franc, Japanese Yen, Swiss Franc, Eurodollars, British Pound, Mexican
Peso; Index and Options Market (IOM) a division of the CME - S & P 500 Index,
S & P Midcap 400 Index; New York Futures Exchange (NYFE) - NYSE Composite;
Financial Instruments Exchange (FINEX) - U.S. Dollar Index, British Sterling-
Deutsche Mark, Deutsche Mark-Yen, Deutsche Mark-French Franc, Deutsche Mark-
Italian Lira; Commodity Exchange, Inc. (COMEX) - Gold, Silver; Kansas City
Board of Trade (KCBT) - Hard Red Winter Wheat, Value Line Index.

The following description of the CTA's trading systems, methods and strategies is not intended to be exhaustive. In addition, the trading methods, systems and principles utilized by the CTA are proprietary and confidential and the following descriptions are general in nature. Further, in preparing the following discussion, the CTA may have chosen to refer to or emphasize only specific aspects of his trading systems, methods and strategies. Prospective clients should also be aware that there are numerous trading systems, methods and strategies utilized in the various futures and options contexts and that the following discussion only addresses those systems, methods and strategies utilized by the CTA. Prospective clients will be unable to compare the CTA's systems, methods and strategies with any other trading systems, methods and strategies that are or may be utilized by other traders or commodity trading advisors or trading managers.

The CTA will rely on his subjective judgment and discretion in the trading of Partnership accounts. The intent of such subjective judgment and discretion is to enhance returns and/or lower risks; however, there can be no assurances that such actions will be successful. One example of such subjective judgment or discretion may be determining the appropriate level of aggressiveness during periods of unusual uncertainty.

In certain trades, the CTA will be utilizing a practice known as "Exchange for Physicals" ("EFP"). EFP is a practice whereby positions in certain futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa). Although it is not anticipated to occur, if the CTA's ability to engage in such transactions were to be restricted by the CFTC or other applicable authority, the current trading techniques employed by the CTA may be impaired to the detriment of clients of the CTA.

The CTA will utilize the "Average Price System" for those futures and options contracts where its use is authorized. Under the Average Price System, when multiple price executions are received on a "blocked" order, the prices will be averaged and confirmed to each account on the averaged basis, which will be computed by multiplying the execution prices by the quantities at those prices divided by the total quantities. See also "Conflicts of Interest".

                                     2

BUSINESS BACKGROUND OF THE CTA

The business background of the CTA for at least five (5) years is as follows:

The CTA, Mr. Frischmeyer, was born in 1953.  He graduated from Iowa State
University, Ames, Iowa, in 1976 with a bachelor of science degree in agricultural business. From March of 1976 to November of 1979, Mr. Frischmeyer was an account executive in the commodity brokerage business of Stark
Brokerage, Inc., Fort Dodge, Iowa. In November of 1979, he joined the newly organized North Iowa Commodities, now known as Iowa Commodities, Ltd. He is currently Vice President and owner of approximately 21% of the total outstanding stock of Iowa Commodities, Ltd. and is registered with the CFTC and the NFA as an associated person of Iowa Commodities, Ltd. (since 1984). Iowa
Commodities, Ltd. serves as an introducing broker for various traders, and is registered as an introducing broker with the CFTC (though the NFA) and a member of the Chicago Board of Trade.

Mr. Frischmeyer is registered with the CFTC and the NFA as a commodity trading advisor (since October 12, 1984), and, as a commodity pool operator (since
April, 1987). He directs the trading for discretionary accounts for individuals and entities and devotes substantially all of his time to the futures and options trading business. Mr. Frischmeyer serves as both the commodity pool operator and commodity trading advisor for two commodity pools and also advises other commodity pool operators and other traders and managers with respect to trading strategies.

Mr. Frischmeyer was affiliated with R.G. Dickinson and Company, based in Des
Moines, Iowa, as registered representative from January, 1986 through December, 1991. R.G. Dickinson is a securities broker-dealer. Mr. Frischmeyer became a registered representative with Broker-Dealer Financial Services, Inc., based in Des Moines, Iowa on January 1, 1992. Mr. Frischmeyer terminated his association with Broker-Dealer Financial Services Corporation on December 31,
1994, and became a registered representative of Investment Guidance, Inc., effective January 1, 1995. Investment Guidance, Inc. is registered as a fully-disclosed broker-dealer with the Securities and Exchange Commission and member of the National Association of Securities Dealers, Inc. It serves as the underwriter for certain limited partnership commodity pool offerings, in addition to offering general brokerage services to the public.

PERFORMANCE RECORD OF THE CTA

The performance capsules set forth below are presented on a composite basis.
While there may be differences in the specific trades made in each account, the trading program and strategies employed for accounts traded in Mr.
Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule and in his Managed Account Program, Regular Fee Schedule are the same, and Mr.
Frischmeyer does not believe there are substantial differences between the trading systems, money management policies or fee structures, or any other significant differences among the accounts comprising the respective composites which would make the use of a composite inappropriate. As much as possible, Mr. Frischmeyer attempts to trade all managed accounts proportionately the same. For example, if one account is twice the size of another, it will trade twice the number of contracts so that the two accounts would generate a similar rate of return.

When reviewing the CTA's performance record, prospective clients should also be aware, however, that composite performance results tend to create an "averaging effect" on the performance of the accounts. Further, prospective clients should recognize that different accounts can have and have had varying investment results, even though they have been traded according to the same general trading approach. The reasons for this include numerous material differences between accounts, including the following:

1. The timing of the deposit of equity and the total period during which each account was traded.

2. The relative sizes of the accounts, which influences the number of interests and the number of contracts in each interest traded by accounts, as well as the diversification of the account and the design and execution of the CTA's methods. For instance, in the example given above, the larger account might not be exactly twice the size of the smaller account. The
CTA may, from time to time, determine that certain trades may entail greater than ordinary risks, which may cause him to also determine that all accounts should trade a smaller than usual number of contracts. As a result, in some circumstances larger accounts may trade a reduced number of contracts in such trades and the small accounts may not participate in such trades.

                                     3

1. The trading approach used-although all accounts may be traded in accordance with the same general trading approach, such approach can and does change periodically as a result of research and development by the CTA.

2. Split fills. When entering an order to buy or sell futures or options, the CTA will block his managed accounts (group them together) so that multiple accounts can be filled on one order. If fills occur at more than one price, a small difference in performance can result. In such instances
(except where the Average Price System is applicable, described in the Sections entitled "Description of Trading Program" and "Conflicts of
Interest"), the fills are arbitrarily allocated so that the highest prices
(whether buys or sells) are successively allocated to the numerically highest account numbers.

3. Incomplete fills. Occasionally, a blocked order can be partially, but not completely filled at the price specified on the order. In such an instance, the CTA attempts to allocate one contract to each account, regardless of account size, and then allocate the remaining fills in proportion to account capitalization, but some discrepancies may be unavoidable. See "Conflicts of Interest" above.

4. The size and time of payment of brokerage commissions and fees paid by the accounts.

5. The size and time and payment of administrative costs paid by the accounts.

6. The size and time and payment of interest income earned by the accounts.

7. The market condition in which accounts are traded, which in part determines the quality of trade executions.

8. The allocation of orders to open or close positions.

Thus, the results of individual accounts, as a result of differences in the above factors, may experience better or worse than the composite performance results shown.

Managed Account Program, Iowa Commodities Fee Schedule

The following capsule shows the past performance of Mr. Frischmeyer's Managed
Account Program, Iowa Commodities Fee Schedule for the most recent five calendar years and year-to-date (through May 31, 1997).
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     4

          Managed Account Program, Iowa Commodities Fee Schedule
                       Percentage Rate of Return
                (Computed on a compounded monthly basis)*

Month         1997      1996      1995      1994      1993      1992
January        (3.36)     1.04      (.70)   (12.81)     4.47     (2.81)
FebruarY       (2.59)     2.04     (7.62)     5.01      8.95     (5.81)
March          (1.58)    (9.26)    (5.23)    (3.56)    22.46     (3.15)
April          (5.19)    33.14    (10.30)     (.65)    12.78      2.84
May             1.51    (13.09)    (6.81)    14.01     10.17     (5.83)
June                     (5.95)    (4.00)    (4.96)    26.75      7.77
July                      2.28      6.10     12.61     33.84     (7.03)
August                  (12.87)    18.04      7.13    (20.26)    12.28
September               (11.26)    28.62     (2.16)      .48     (1.82)
October                   4.26      6.94      2.69      (.13)    14.19
November                 (1.39)    (3.40)      .19     (1.51)     3.23
December                 (3.52)    22.63     (4.96)    15.25      8.40
Year                    (20.14)    42.34      9.71    166.90     21.19

Name of Commodity Trading Advisor:  Michael J. Frischmeyer

Name of Trading Program:  Managed Account Program, Iowa Commodities Fee
  Schedule ("ICL Program")

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Being Traded Pursuant To The ICL Program:  January
  1, 1981

Number of Accounts Directed Pursuant To The ICL Program: 61

Total Assets Under Management of Mr. Frischmeyer:  $32,360,007

Total Assets Traded Pursuant To The ICL Program:  $14,066,930

Largest Monthly Draw-Down** For The ICL Program During The Most Recent Five

Calendar Years and Year-to-Date (through May 31, 1997): 8-93/20.26% of client funds

Worst Peak-to-Valley Draw-Down*** For The ICL Program During The Most Recent
  Five Calendar Years and Year-to-Date (through May 31, 1997): 4-96 to 5-97/57.75% of net asset value

* Rate of Return is computed by dividing the net trading results by beginning net asset value for the period. Subsequent to 1990, for those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return. To date, the month of November, 1991 is the only period requiring such adjustment.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

No accounts in Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule were opened in 1997 as of May 31, 1997. Eight (8) such accounts were opened in 1996, six (6) such accounts were opened in 1995, and twenty-one (21) such accounts were opened in 1994. Eight (8) such accounts were opened in 1993, and one such account was opened in 1992, being a commodity pool which was created as a vehicle for existing managed accounts of less than $30,000 to permit participation in trades that would be unsuitable for a small account.
In the course of consolidating those accounts, twenty-four (24) managed accounts were closed. The historical performance of each of those accounts was comparable to that shown in the composite performance record. The lifetime performance of such accounts is dependent upon when each account was opened. The most recent such account was opened in December, 1996, and the earliest of those accounts was opened in 1976.

One account in Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule was closed in 1992, one other was closed in 1993, three were closed in 1994, five such accounts were closed in 1995, and no such accounts were closed in either 1996 or 1997 through May 31, 1997. The account closed in 1992 had been traded for ten quarters from April, 1990 through September, 1992 and was unprofitable (as were all of Mr. Frischmeyer's managed accounts during that period). The account closed in 1993 was transferred to Mr. Frischmeyer in 1989, had been profitable, and was closed due to the dissolution of the partnership which owned the account. Of the three closed in 1994, one was opened in 1989 and was profitable, one was opened in 1990 and was profitable (closed for estate planning), and one was opened in 1976 and was closed due to a death. Of the five closed in 1995, one was opened in 1981 and was profitable, one was opened in 1984 and was profitable, and three were opened in 1994 and were unprofitable. Two of the accounts which were closed in 1995 were closed pursuant to reorganizations by the client, and resulted in two new accounts being opened in 1995.

Managed Account Program, Regular Fee Schedule

The following capsule shows the past performance of Mr. Frischmeyer's Managed Account Program, Regular Fee Schedule since the inception of the Managed Account Program, Regular Fee Schedule and year-to-date (through May 31, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              Managed Account Program, Regular Fee Schedule
                       Percentage Rate of Return
                (Computed on a compounded monthly basis)*

Month           1997            1996            1995            1994
January          (2.36)          (2.56)          1.45             N/A
February         (1.79)          (1.22)         (5.86)            N/A
March            (1.79)          (5.11)         (2.88)           0.19
April            (3.17)          14.71          (7.88)          (3.40)
May              (0.94)          (8.46)         (6.24)           0.58
June                            (10.26)         (3.09)          (6.47)
July                              2.21           2.55           11.36
August                           (7.38)          9.58            5.38
September                        (7.53)         19.83           (0.55)
October                           2.53           4.18            1.65
November                         (0.47)         (3.01)          (1.62)
December                         (3.37)         12.87           (1.53)
Year                            (25.86)         19.24            4.64

Name of Commodity Trading Advisor:  Michael J. Frischmeyer

Name of Trading Program:  Managed Account Program, Regular Fee Schedule
  ("Regular Program")

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Being Traded Pursuant To The Regular Program:
  March 1, 1994

Number of Accounts Directed Pursuant To The Regular Program:  386

Total Assets Under Management of Mr. Frischmeyer:  $32,360,007

Total Assets Traded Pursuant To The Regular Program:  $15,958,421

Largest Monthly Draw-Down** For The Regular Program Since Inception and Year-to-Date
  (through May 31, 1997):  6-96/10.26% of client funds

Worst Peak-to-Valley Draw-Down*** For The Regular Program Since Inception and
  Year-to-Date
  (through May 31, 1997):  4-96 to 5-97/49.80% of net asset value

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-
Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

As indicated above, the performance capsule is a composite consisting of 386 accounts, comprised of 306 at $40,000, 60 at $80,000, 7 at $120,000, 11 at
$160,000, 1 at $200,000 and 1 at $1,200,000.  As also indicated above, Mr.
Frischmeyer's Managed Account Program, Regular Fee Schedule began in March of 1994. One hundred twenty (123) such accounts were opened in 1994, one hundred thirty-two (132) such accounts were opened in 1995, two hundred thirty (230) were opened in 1996, and thirty-one (31) were opened in 1997 as of May 31, 1997. Three (3) of such accounts were closed in 1994, all of which were profitable. Forty-three (43) such accounts were closed in 1995, of which 29 were profitable, and 14 of which were unprofitable. Fifty-two (52) such accounts were closed in 1996, of which 22 were profitable, 30 of which were unprofitable, and 20 of which were closed for purposes of transferring to the accounts to another futures commission merchant. The CTA continued as the commodity trading advisor for all such 20 accounts. Forty-two (42) such accounts were closed in 1997, 12 of which were profitable, and 30 of which were unprofitable.

The CTA has reserved the right, in his discretion, to negotiate and accept a different fee schedule for any particular account or accounts to be traded under his trading program, i.e., the CTA's Managed Account Program, Regular Fee Schedule. One account traded under the CTA's Managed Account Program, Regular Fee Schedule for which the CTA has agreed to a different fee schedule is Frischmeyer Fund, L.P., which is an Iowa limited partnership operating as a commodity pool. As of May 31, 1997, Frischmeyer Fund, L.P. had net assets of approximately $1,949,007. Given the size of Frischmeyer Fund, L.P., the CTA has agreed to receive a one percent (1%) annual management fee from Frischmeyer Fund, L.P. based upon the total equity of Frischmeyer Fund, L.P.'s account, rather than the four percent (4%) annual management fee based upon the incremental trading level of the account as is generally charged to accounts traded in the CTA's Managed Account Program, Regular Fee Schedule. (The fees charged Frischmeyer Fund, L.P. by the CTA are otherwise the same as those normally charged by the CTA to accounts traded in the CTA's Managed Account Program, Regular Fee Schedule.). The CTA has determined that the difference in the management fees charged to Frischmeyer Fund, L.P. makes the inclusion of Frischmeyer Fund, L.P. in the composite performance records of the CTA's Managed Account Program, Regular Fee Schedule inappropriate. The following paragraph therefore sets forth a separate performance capsule for Frischmeyer Fund, L.P.

Managed Account Program, Frischmeyer Fund, L.P. Fee Schedule

Frischmeyer Fund, L.P. is a single advisor pool that does not have a guarantee feature. The following capsule shows the past performance of Frischmeyer Fund, L.P. since the inception of trading by Frischmeyer Fund, L.P. and year-to-date (through May 31, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

       Managed Account Program, Frischmeyer Fund, L.P. Fee Schedule
                       Percentage Rate of Return
                (Computed on a compounded monthly basis)*

Month           1997            1996            1995
January          (1.94)           2.78            N/A
February         (1.66)           5.20            N/A
March            (1.78)          (2.93)          (0.72)
April            (4.14)          22.54           (8.27)
May               1.11           (9.46)          (6.08)
June                             (0.74)          (4.35)
July                              4.46            5.13
August                          (10.96)          13.75
September                        (9.93)          15.48
October                           3.26            4.32
November                         15.74           (1.66)
December                         (2.64)         (19.44)
Year                             12.69           (6.62)


Name of Pool:  Frischmeyer Fund, L.P.

Type of Pool:  Publicly offered, but currently closed to new investors

Date of Inception of Trading:  March 15, 1995

Aggregate Gross Capital Subscriptions to the Pool (as of May 31, 1997):
  $2,658,017

Pool's Net Asset Value (as of May 31, 1997):  $1,949,007

Largest Monthly Draw-Down** Since Inception of Trading and Year-to-Date
  (through May 31, 1997): 12-95/19.44%  of net asset value

Worst Peak-to-Valley Draw-Down*** Since Inception of Trading and Year-to-Date
  (through May 31, 1997):  4-96 to 9-96/24.73% of net asset value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by a pool or account over the specified period

                                     7

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The CTA has no authority to, and no offering of any interests in Frischmeyer Fund, L.P. is made by this Prospectus.

The composite performance records of the CTA's Managed Account Program, Regular Fee Schedule do not include certain limited accounts (10 as of May 31, 1997) which are traded in the Managed Account Program, Regular Fee Schedule, but which have not and will not, with the client's agreement, make any trades in any contracts, options or other interests in any grains, oil seeds or livestock which are otherwise made by the other accounts traded in the CTA's Managed Account Program, Regular Fee Schedule. Those accounts are collectively referred to in this Prospectus as the "Regular Fee Schedule-Regular Fee Restricted Accounts Only". Although the Regular Fee Restricted Accounts are charged the same fees by the CTA as the other accounts traded in the CTA's Managed Account Program, Regular Fee Schedule, the CTA believes including the Regular Fee Schedule-Regular Fee Restricted Accounts Only Accounts in his composite performance records for his Managed Account Program, Regular Fee
Schedule is inappropriate because the Regular Fee Schedule-Regular Fee Restricted Accounts Only Schedule Accounts do not trade in any contracts, options or other interest in any grains, oil seeds or livestock. As indicated above, the Regular Fee Schedule-Regular Fee Restricted Accounts Only Accounts were therefore also excluded from the composite performance records for the CTA's Managed Account Program, Regular Fee Schedule.

Managed Account Program, Regular Fee Schedule-Regular Fee Restricted Accounts
Only

The following capsule shows the past performance of Regular Fee Schedule-Regular Fee Restricted Accounts Only since the inception of trading of the first Regular Fee Schedule-Regular Fee Restricted Accounts Only Account (in November, 1995) and year-to-date (through May 31, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        Managed Account Program,
         Regular Fee Schedule-Regular Fee Restricted Accounts Only
                       Percentage Rate of Return
                (Computed on a compounded monthly basis)*

Month           1997            1996            1995
January           1.01            3.33            N/A
February         (0.38)          (3.14)           N/A
March            (1.66)          (4.10)           N/A
April            (0.85)           2.77            N/A
May              (1.74)          (2.12)           N/A
June                             (3.45)           N/A
July                              2.37            N/A
August                           (6.14)           N/A
September                        (7.28)           N/A
October                           1.67            N/A
November                         (2.94)           0.00
December                         (0.42)          (2.12)
Year                            (18.40)          (2.12)


Name of Pool:  Managed Account Program, Regular Fee Schedule-Regular Fee
  Restricted Accounts Only

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Traded Pursuant To The Restricted Program:
  November 27, 1995

Number of Accounts Directed Pursuant To The Restricted Program (as of May 31,
1997):  10

Total Assets Under Management of Mr. Frischmeyer:  $32,360,007

Total Assets Traded Pursuant To The Regular Program:  $385,649

Largest Monthly Draw-Down** For The Regular Program Since Inception and Year-to-Date
  (through May 31, 1997):  7-96/7.28% of client funds

                                     8

Worst Peak-to-Valley Draw-Down*** For The Regular Program Since Inception and
  Year-to-Date
  (through May 31, 1997): 1-96 to 12-96/21.03% of net asset value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by a pool or account over the specified period

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The above performance capsule is a composite of thirteen (13) Regular Fee Schedule-Regular Fee Restricted Accounts Only Accounts. One (1) such Account was opened in 1995, twelve (12) such Accounts were opened in 1996, and no such Accounts were opened in 1997 as of May, 1997. Three (3) such Accounts have been closed, all in 1996 and all of which were unprofitable as of the date they were closed.

The regulations of the CFTC require the CTA to maintain certain other more detailed performance records. The CTA will provide such other performance records to the Fremont Fund upon request.

CLIENTS MUST BE AWARE THAT THE INFORMATION INCLUDED IN THE ABOVE PERFORMANCE CAPSULES HAS BEEN PREPARED SOLELY BY THE CTA AND HAS NOT BEEN AUDITED; BUT, IN THE OPINION OF THE CTA, SUCH INFORMATION PRESENTS ACCURATELY THE PERFORMANCE OF THE POOLS OR ACCOUNTS TRADED BY THE CTA FOR THE PERIODS SHOWN.

THERE CAN BE NO ASSURANCE THAT THE CTA OR ANY ACCOUNT WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES.
INDIVIDUAL TRADING BY THE CTA

As discussed in the Section entitled "Conflicts of Interest" in the Prospectus, the CTA may trade interests for his own account. The records of the CTA's trading, but not his trading policies or methods, will be available for inspection by The Fremont Fund.


       [The balance of this page has been intentionally left blank]

                       SUPPLEMENTAL INFORMATION

Pro Forma Performance Record, ICL Managed Account Program under Fremont Fund Fee Schedule

The following capsule shows the pro forma performance of Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule for the most recent five calendar years and year-to-date (through May 31, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        Pro Forma Performance Record, Iowa Commodities Fee Schedule
                       Percentage Rate of Return
                (Computed on a compounded monthly basis)*

Month            1997      1996      1995      1994      1993
January         (3.34)     1.11     (0.43%)  (12.56%)     4.74%
February        (2.82)     1.92     (7.37%)    5.29%      8.37%
March           (0.55)    (8.43)    (4.96%)   (3.29%)    19.39%
April           (2.96)    29.48    (10.05%)   (0.39%)    11.15%
May              1.55    (10.87)    (6.55%)   14.30%      8.92%
June                      (4.80)    (3.74%)   (4.70%)    23.04%
July                       2.21      6.38%    11.68%     29.07%
August                   (10.69)    18.33%     6.35%    (16.99%)
September                 (9.32)    26.39%    (1.57%)     0.68%
October                    3.89      5.83%     2.55%      0.14%
November                  (0.91)    (2.46%)    0.44%     (1.24%)
December                  (2.73)    18.40%    (4.29%)    13.50%
Year                      (14.08)   37.91%    11.33%    144.42%

Name of Commodity Trading Advisor:  Michael J. Frischmeyer

Name of Trading Program:  Managed Account Program, Iowa Commodities Fee
  Schedule ("ICL Program")

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Being Traded Pursuant To The ICL Program:  January
  1, 1981

Number of Accounts Directed Pursuant To The ICL Program:  61

Total Assets Under Management of Mr. Frischmeyer:  $32,360,007

Total Assets Traded Pursuant To The ICL Program:  $14,066,930

Largest Monthly Draw-Down** For The ICL Program During The Most Recent Five
  Calendar Years and Year-to-Date (through May 31, 1997): 8-93/20.26% of client funds

Worst Peak-to-Valley Draw-Down*** For The ICL Program During The Most Recent

Five Calendar Years and Year-to-Date (through May 31, 1997): 4-96 to 5-97/49.80% of net asset value

* Rate of Return is computed by dividing the net trading results by beginning net asset value for the period. Subsequent to 1990, for those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return. To date, the month of November, 1991 is the only period requiring such adjustment.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

[To keep the rows of the following tables from exceding 132 characters, Column 'L' and its resulting value has been placed in brackets following the 'Total's for each year.]

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
-----------------------------------------------------------------------------------------------------------------------------------
1981                                                                                                                     1,000.00
January    659,341.33    1,500.00                (69,172.40)    591,668.93    -10.49%              1,671.35    -10.24%   897.62
February   591,668.93    94,208.81               95,027.72      780,905.46    16.06%  (3,878.30)   1,833.76    15.72%    1,038.69
March      780,905.46    27,000.00               (70,741.83)    737,163.63    -9.06%  3,878.30     2,028.14    -8.30%    952.45
April      737,163.63               (3,789.50)   (170,055.42)   563,318.71    -23.07%              1,737.44    -22.83%   734.98
May        563,318.71                            23,509.00      586,827.71    4.17%                1,536.60    4.45%     767.65
June       586,827.71                            150,311.75     737,139.46    25.61%               1,768.82    25.92%    966.60
July       737,139.46                            14,329.50      751,468.96    1.94%                1,988.78    2.21%     987.99
August     751,468.96               (75,010.58)  281,107.25     957,565.63    37.41%  (44,880.31)  2,283.27    31.74%    1,301.58
September  957,565.63               (8,100.00)   (76,836.00)    872,629.63    -8.02%  11,525.40    2,445.14    -6.57%    1,216.13
October    872,629.63    7,128.75                183,371.22     1,063,129.60  21.01%  27,505.68)   2,586.17    18.16%    1,436.95
November   1,063,129.60             (21,386.62)  (394,134.47)   647,608.51    -37.07% 27,505.68    2,285.55    -34.27%   944.49
December   647,608.51                            (129,410.75)   518,197.76    -19.98%              1,557.52    -19.74%   758.03
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
 Totals                  129,837.56 (108,286.70) (162,694.43)
[(L) Pro Forma Annual Rate of Return: -24.20%]

1982
January    518,197.76    3,446.91                (2,449.16)     519,195.51    -0.47%               1,385.96    -0.21%    756.47
February   519,195.51               (29,816.77)  (10,602.59)    478,776.15    -2.04%               1,333.29    -1.79%    742.97
March      478,776.15               (31,388.98)  200.50         447,587.67    0.04%                1,237.62    0.30%     745.20
April      447,587.67               (23,455.87)  61,520.05      485,651.85    13.74%               1,246.81    14.02%    849.70
May        485,651.85                            (57,224.30)    428,427.55    -11.78%              1,221.21    -11.53%   751.72
June       428,427.55                            2,249.50       430,677.05    0.53%                1,147.76    0.79%     757.68
July       430,677.05    526.58                  (51,961.00)    379,242.63    -12.06%              1,082.05    -11.81%   668.17
August     379,242.63               (850.73)     (30,819.25)    347,572.65    -8.13%               971.03      -7.87%    615.58
September  347,572.65                            65,014.00      412,586.65    18.71%               1,015.57    19.00%    732.53
October    412,586.65               (64,500.00)  57,058.25      405,144.90    13.83%               1,092.49    14.09%    835.77
November   405,144.90               (5,247.52)   (28,489.85)    371,407.53    -7.03%               1,037.47    -6.78%    779.14
December   371,407.53               (3,784.97)   3,777.50       371,400.06    1.02%                992.39      1.28%     789.14
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   3,973.49   (159,044.84) 8,273.65
[(L) Pro Forma Annual Rate of Return: 4.10%]

1983
January    371,400.06    11,205.13               38,297.84      420,903.03    10.31%               1,058.52    10.60%    872.77
February   420,903.03    7,725.40                50,535.12      479,163.55    12.01%               1,202.49    12.29%    980.05
March      479,163.55               (20,550.00)  206,178.19     664,791.74    43.03%               1,528.32    43.35%    1,404.88
April      664,791.74               (65,250.00)  61,857.86      661,399.60    9.30%   (3,745.30)   1,771.79    9.01%     1,531.43
May        661,399.60                            (81,132.38)    580,267.22    -12.27% 3,745.30     1,658.87    -11.45%   1,356.08
June       580,267.22               (1,000.00)   (87,886.25)    491,380.97    -15.15%              1,431.72    -14.90%   1,154.04
July       491,380.97               (296.22)     3,979.00       495,063.75    0.81%                1,317.89    1.08%     1,166.48
August     495,063.75    6,453.64                105,229.80     606,747.19    21.26%               1,472.02    21.55%    1,417.89
September  606,747.19                            3,160.00       609,907.19    0.52%                1,625.45    0.79%     1,429.08
October    609,907.19    37,500.00               (13,362.42)    634,044.77    -2.19%               1,661.92    -1.92%    1,401.66
November   634,044.77    70,645.31               85,395.10      790,085.18    13.47%  (6,052.73)   1,902.64    12.81%    1,581.27
December   790,085.18               (54,796.02)  18,481.20      753,770.36    2.34%   (2,772.18)   2,062.59    2.25%     1,616.83
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   133,529.48 (141,892.24) 390,733.06
[(L) Pro Forma Annual Rate of Return: 104.88%]

1984
January    753,770.36    13,600.00               134,411.15     901,781.51    17.83%  (20,161.67)  2,211.82    15.45%    1,866.64
February   901,781.51    1,747.25                (28,960.80)    874,567.96    -3.21%  4,344.12     2,373.20    -2.47%    1,820.60
March      874,567.96               (10,000.00)  (63,809.00)    800,758.96    -7.30%  9,571.35     2,238.24    -5.95%    1,712.35
April      800,758.96    9,000.00                133,568.76     943,327.72    16.68%  (20,035.31)  2,330.10    14.47%    1,960.12
May        943,327.72               (17,000.00)  (22,532.95)    903,794.77    -2.39%  3,379.94     2,467.76    -1.77%    1,925.45
June       903,794.77    10,000.00               266,174.02     1,179,968.79  29.45%  (39,926.10)  2,783.91    25.34%    2,413.38
July       1,179,968.79             (43,500.00)  850,133.11     1,986,601.90  72.05%  (127,519.97) 4,230.54    61.60%    3,899.98
August     1,986,601.90             (133,901.84) (198,201.25)   1,654,498.81  -9.98%  29,730.19    4,864.51    -8.24%    3,578.80
September  1,654,498.81             (26,500.00)  (85,189.95)    1,542,808.86  -5.15%  12,778.49    4,271.60    -4.12%    3,431.41
October    1,542,808.86             (28,000.00)  103,820.81     1,618,629.67  6.73%   (15,573.12)  4,223.68    5.99%     3,637.08
November   1,618,629.67             (22,500.00)  549,514.50     2,145,644.17  33.95%  (82,427.18)  5,029.07    29.17%    4,697.93
December   2,145,644.17             (16,500.00)  12,812.24      2,141,956.41  0.60%   (1,921.84)   5,728.23    0.77%     4,734.31
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   34,347.25  (297,901.84) 1,651,740.64
[(L) Pro Forma Annual Rate of Return: 192.81%]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
-----------------------------------------------------------------------------------------------------------------------------------
1985
January    2,141,956.41             (57,737.64)  (572,332.00)   1,511,886.77  -26.72%              4,881.53    -26.49%   3,480.09
February   1,511,886.77             (26,500.00)  543,943.15     2,029,329.92  35.98%               4,731.07    36.29%    4,743.04
March      2,029,329.92             (207,821.01) (583,498.10)   1,238,010.81  -28.75%              4,365.17    -28.54%   3,389.46
April      1,238,010.81             (8,000.00)   (106,723.84)   1,123,286.97  -8.62%               3,154.69    -8.37%    3,105.91
May        1,123,286.97  10,500.00               99,681.74      1,233,468.71  8.87%                3,148.63    9.15%     3,390.24
June       1,233,468.71                          (46,342.03)    1,187,126.68  -3.76%               3,233.92    -3.49%    3,271.75
July       1,187,126.68             (2,500.00)   104,887.06     1,289,513.74  8.84%                3,308.79    9.11%     3,569.94
August     1,289,513.74             (10,000.00)  369,258.16     1,648,771.90  28.64%               3,925.55    28.94%    4,603.08
September  1,648,771.90             (36,755.00)  82,811.23      1,694,828.13  5.02%                4,467.05    5.29%     4,846.75
October    1,694,828.13             (45,748.27)  (187,183.90)   1,461,895.96  -11.04%              4,217.38    -10.80%   4,323.51
November   1,461,895.96             (7,000.00)   (45,478.76)    1,409,417.20  -3.11%               3,836.07    -2.85%    4,200.36
December   1,409,417.20             (27,800.00)  151,157.28     1,532,774.48  10.72%               3,930.77    11.00%    4,662.55
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   10,500.00  (429,861.92) (189,820.01)
[(L) Pro Forma Annual Rate of Return: -1.52%]

1986
January    1,532,774.48             (105,719.95) 222,569.02     1,649,623.55  14.52%  (4,912.35)   4,251.68    14.48%    5,337.57
February   1,649,623.55             (241,534.64) 480,080.98     1,888,169.89  29.10%  (72,012.15)  4,726.49    25.02%    6,673.23
March      1,888,169.89             (23,802.94)  (645,256.81)   1,219,110.14  -34.17% 76,924.50    4,151.33    -29.88%   4,679.28
April      1,219,110.14  37,000.00               129,226.05     1,385,336.19  10.60%               3,479.54    10.89%    5,188.64
May        1,385,336.19             (1,400.00)   (3,837.55)     1,380,098.64  -0.28%               3,694.62    -0.01%    5,188.11
June       1,380,098.64             (71,613.66)  (147,292.12)   1,161,192.86  -10.67%              3,395.17    -10.43%   4,647.17
July       1,161,192.86             (25,218.58)  75,525.76      1,211,500.04  6.50%                3,169.92    6.78%     4,962.11
August     1,211,500.04                          (303,038.00)   908,462.04    -25.01%              2,832.27    -24.78%   3,732.52
September  908,462.04    23,000.00               (73,920.38)    857,541.66    -8.14%               2,359.38    -7.88%    3,438.50
October    857,541.66    16,642.41               (53,244.64)    820,939.43    -6.21%               2,242.45    -5.95%    3,234.00
November   820,939.43    2,434.98                (15,172.56)    808,201.85    -1.85%               2,176.53    -1.58%    3,182.80
December   808,201.85               (27,325.10)  (6,765.60)     774,111.15    -0.84%               2,113.97    -0.58%    3,164.48
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   79,077.39  (496,614.87) (341,125.85)
[(L) Pro Forma Annual Rate of Return: -32.13%]

1987
January    774,111.15    11,476.54  (3,103.94)   205,250.60     987,734.35    26.51%               2,353.83    26.82%    4,013.14
February   987,734.35               (12,985.05)  40,861.32      1,015,610.62  4.14%                2,676.47    4.41%     4,190.04
March      1,015,610.62             (11,600.00)  (75,509.92)    928,500.70    -7.43%               2,597.33    -7.18%    3,889.23
April      928,500.70               (40,000.00)  (15,376.50)    873,124.20    -1.66%               2,406.97    -1.40%    3,834.90
May        873,124.20                            (116,930.21)   756,193.99    -13.39%              2,176.77    -13.14%   3,330.89
June       756,193.99    2,035.00                (40,527.06)    717,701.93    -5.36%               1,969.12    -5.10%    3,161.05
July       717,701.93                            (82,888.24)    634,813.69    -11.55%              1,806.96    -11.30%   2,803.93
August     634,813.69                            96,481.21      731,294.90    15.20%               1,825.12    15.49%    3,238.14
September  731,294.90               (13,200.00)  244,209.61     962,304.51    33.39%               2,262.65    33.70%    4,329.51
October    962,304.51               (5,000.00)   17,979.14      975,283.65    1.87%                2,588.62    2.14%     4,422.05
November   975,283.65    60,000.00               280,221.24     1,315,504.89  28.73%  (3,423.80)   3,060.49    28.70%    5,690.96
December   1,315,504.89             (5,000.00)   186,678.79     1,497,183.68  14.19%  (28,001.82)  3,757.75    12.35%    6,393.66
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   73,511.54  (90,888.99)  740,449.98
[(L) Pro Forma Annual Rate of Return: 102.04%]

1988
January    1,497,183.68             (265,000.00) 204,319.98     1,436,503.66  13.65%  (30,648.00)  3,919.41    11.86%    7,152.06
February   1,436,503.66  13,841.68  (22,099.71)  (77,645.68)    1,350,599.95  -5.41%  11,646.85    3,723.57    -4.34%    6,842.00
March      1,350,599.95  19,000.00  (11,500.00)  339,964.20     1,698,064.15  25.17%  (50,994.63)  4,073.02    21.70%    8,326.53
April      1,698,064.15             (207,000.00) 137,326.91     1,628,391.06  8.09%   (20,599.04)  4,444.14    7.14%     8,920.70
May        1,628,391.06             (9,000.00)   (44,017.69)    1,575,373.37  -2.70%  6,602.65     4,280.23    -2.03%    8,739.18
June       1,575,373.37  19,000.00  4,105.46)    (31,010.69)    1,509,257.22  -1.97%  4,651.60     4,121.07    -1.41%    8,615.82
July       1,509,257.22             (12,000.00)  549,714.40     2,046,971.62  36.42%  (82,457.16)  4,751.12    31.27%    11,310.34
August     2,046,971.62  20,000.00               465,538.68     2,532,510.30  22.74%  (69,830.80)  6,118.19    19.63%    13,530.60
September  2,532,510.30             (1,000.00)   (146,591.23)   2,384,919.07  -5.79%  21,988.68    6,569.69    -4.66%    12,899.97
October    2,384,919.07             (232,500.00) (428,450.60)   1,723,968.47  -17.96%              5,489.47    -17.73%   10,612.19
November   1,723,968.47  20,000.00               (68,490.69)    1,675,477.78  -3.97%               4,541.66    -3.71%    10,218.54
December   1,675,477.78  10,000.00               140,761.28     1,826,239.06  8.40%                4,678.29    8.68%     11,105.56
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   101,841.68 (814,205.17) 1,041,418.87
[(L) Pro Forma Annual Rate of Return: 73.70%]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
-----------------------------------------------------------------------------------------------------------------------------------
1989
January    1,826,239.06  279,079.72              17,052.80      2,122,371.58  0.93%                5,275.34    1.22%     11,241.34
February   2,122,371.58                          (111,669.57)   2,010,702.01  -5.26%               5,521.79    -5.00%    10,679.11
March      2,010,702.01                          229,915.38     2,240,617.39  11.43%               5,679.76    11.72%    11,930.39
April      2,240,617.39             (12,000.00)  274,378.63     2,502,996.02  12.25%  (8,024.58)   6,337.47    12.17%    13,382.37
May        2,502,996.02             (5,000.00)   441,674.46     2,939,670.48  17.65%  (66,251.17)  7,271.40    15.29%    15,428.46
June       2,939,670.48             (7,256.92)   (440,179.22)   2,492,234.34  -14.97% 66,026.88    7,257.02    -12.48%   13,502.86
July       2,492,234.34             (38,000.00)  520,621.79     2,974,856.13  20.89%  (78,093.27)  7,304.03    18.05%    15,940.04
August     2,974,856.13  20,500.00               (284,729.15)   2,710,626.98  -9.57%  42,709.37    7,595.81    -7.88%    14,683.94
September  2,710,626.98             (53,000.00)  (9,738.26)     2,647,888.72  -0.36%  1,460.74     7,158.98    -0.04%    14,677.88
October    2,647,888.72             (36,500.00)  503,862.01     3,115,250.73  19.03%  (75,579.30)  7,699.55    16.47%    17,094.63
November   3,115,250.73             (3,388.44)   (162,887.40)   2,948,974.89  -5.23%  24,433.11    8,101.81    -4.18%    16,379.33
December   2,948,974.89             (17,000.00)  157,111.55     3,089,086.44  5.33%   (23,566.73)  8,066.85    4.80%     17,165.88
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   299,579.72 (172,145.36) 1,135,413.02
[(L) Pro Forma Annual Rate of Return: 54.57%]

1990
January    3,089,086.44  165,382.29 (97,000.00)  306,791.17     3,464,259.90  9.93%   (46,018.68)  8,755.27    8.73%     18,663.63
February   3,464,259.90  20,000.00  (2,000.00)   (88,501.11)    3,393,758.79  -2.55%  13,275.17    9,162.31    -1.91%    18,307.71
March      3,393,758.79  60,000.00  (130,500.00) 153,743.43     3,477,002.22  4.53%   (23,061.51)  9,179.34    4.12%     19,062.20
April      3,477,002.22             (33,500.00)  603,433.00     4,046,935.22  17.35%  (90,514.95)  10,051.98   15.04%    21,929.31
May        4,046,935.22  195,000.00 (3,000.00)   (491,629.43)   3,747,305.79  -12.15% 73,744.41    10,413.11   -10.07%   19,721.32
June       3,747,305.79             (29,500.00)  201,443.55     3,919,249.34  5.38%   (30,216.53)  10,242.52   4.84%     20,676.36
July       3,919,249.34  93,000.00  (69,000.00)  185,656.75     4,128,906.09  4.74%   (27,848.51)  10,752.34   4.30%     21,565.62
August     4,128,906.09  30,000.00               (785,827.04)   3,373,079.05  -19.03% 27,848.51    10,022.65   -18.12%   17,658.98
September  3,373,079.05                          161,826.42     3,534,905.47  4.80%                9,229.07    5.07%     18,554.51
October    3,534,905.47             (2,000.00)   (478,138.00)   3,054,767.47  -13.53%              8,803.80    -13.28%   16,091.00
November   3,054,767.47  39,000.00  (2,500.00)   (122,422.10)   2,968,845.37  -4.01%               8,047.55    -3.74%    15,488.53
December   2,968,845.37             (4,000.00)   116,780.29     3,081,625.66  3.93%                8,083.43    4.21%     16,139.95
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   602,382.29 (373,000.00) (236,843.07)
[(L) Pro Forma Annual Rate of Return: -5.98%]

1991
January    3,081,625.66  51,274.29  (6,000.00)   67,767.00      3,194,666.95  2.20%                8,385.13    2.47%     16,538.79
February   3,194,666.95             (39,000.00)  (33,865.71)    3,121,801.24  -1.06%               8,438.80    -0.80%    16,407.16
March      3,121,801.24             (10,609.81)  (279,572.85)   2,831,618.58  -8.96%               7,953.77    -8.70%    14,979.62
April      2,831,618.58  52,692.39  (70,000.00)  (13,952.90)    2,800,358.07  -0.49%               7,524.32    -0.23%    14,945.61
May        2,800,358.07             (12,564.13)  (113,807.68)   2,673,986.26  -4.06%               7,313.72    -3.80%    14,377.25
June       2,673,986.26  49,900.00  (16,171.06)  (64,434.78)    2,643,280.42  -2.41%               7,103.87    -2.14%    14,069.00
July       2,643,280.42             (42,600.00)  (3,042.22)     2,597,638.20  -0.12%               7,001.87    0.15%     14,090.07
August     2,597,638.20             (15,300.00)  (52,266.12)    2,530,072.08  -2.01%               6,850.62    -1.75%    13,843.73
September  2,530,072.08                          317,559.45     2,847,631.53  12.55%               7,184.61    12.84%    15,620.62
October    2,847,631.53  623.07     (46,000.00)  23,732.88      2,825,987.48  0.83%                7,579.95    1.10%     15,792.39
November   2,825,987.48 1,100,674.14 (21,883.39) 151,776.47     4,056,554.70  5.37%                9,195.08    5.70%     16,691.94
December   4,056,554.70             (22,106.09)  (161,037.88)   3,873,410.73  -3.97%               10,594.43   -3.71%    16,072.89
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                 1,255,163.89 (302,234.48) (161,144.34)
[(L) Pro Forma Annual Rate of Return: -0.42%]

1992
January    3,873,410.73  104,809.67 (62,558.03)  (108,981.58)   3,806,680.79  -2.81%               10,260.60   -2.55%    15,663.25
February   3,806,680.79             (37,950.00)  (221,109.31)   3,547,621.48  -5.81%               9,825.35    -5.55%    14,793.88
March      3,547,621.48  212,862.28 (213,862.28) (111,802.04)   3,434,819.44  -3.15%               9,328.54    -2.89%    14,366.56
April      3,434,819.44  24,435.18  (90,941.95)  97,643.88      3,465,956.55  2.84%                9,219.44    3.11%     14,813.53
May        3,465,956.55  302.97     (38,600.00)  (201,979.58)   3,225,679.94  -5.83%               8,940.03    -5.57%    13,988.48
June       3,225,679.94  25,518.78  (21,250.00)  250,774.54     3,480,723.26  7.77%                8,959.75    8.05%     15,114.84
July       3,480,723.26  235.23     (29,000.00)  (244,546.82)   3,207,411.67  -7.03%               8,935.35    -6.77%    14,091.71
August     3,207,411.67             (9,000.00)   393,721.76     3,592,133.43  12.28%               9,084.19    12.56%    15,861.43
September  3,592,133.43                          (65,282.60)    3,526,850.83  -1.82%               9,510.96    -1.55%    15,615.17
October    3,526,850.83  1,286.44   (123,123.86) 500,534.39     3,905,547.80  14.19%               9,929.68    14.47%    17,875.25
November   3,905,547.80             (10,000.00)  126,302.13     4,021,849.93  3.23%                10,591.00   3.51%     18,501.80
December   4,021,849.93  7,348.38   (61,797.83)  337,694.46     4,305,094.94  8.40%                11,124.80   8.67%     20,106.48
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   376,798.93 (698,083.95) 752,969.23
[(L) Pro Forma Annual Rate of Return: 25.10%]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
-----------------------------------------------------------------------------------------------------------------------------------
1993
January    4,305,094.94  73,914.44  (248,150.00) 192,418.99     4,323,278.37  4.47%                11,527.51   4.74%     21,058.99
February   4,323,278.37  13,000.00  (6,000.00)   387,130.93     4,717,409.30  8.95%   (37,387.67)  12,078.36   8.37%     22,821.44
March      4,717,409.30             (8,000.00)   1,059,621.28   5,769,030.58  22.46%  (158,943.19) 14,009.88   19.39%    27,246.44
April      5,769,030.58  32,118.86  (224,900.00) 737,454.82     6,313,704.26  12.78%  (110,618.22) 16,142.53   11.15%    30,283.15
May        6,313,704.26  10,000.00  (119,082.03) 642,234.37     6,846,856.60  10.17%  (96,335.16)  17,582.51   8.92%     32,985.84
June       6,846,856.60  4,460.06   (52,000.00)  1,831,758.09   8,631,074.75  26.75%  (274,763.71) 20,678.52   23.04%    40,586.54
July       8,631,074.75  176,000.00 (280,900.00) 2,920,344.18   11,446,518.93 33.84%  (438,051.63) 26,823.67   29.07%    52,385.34
August     11,446,518.93 50,000.00  (307,000.00) (2,319,311.14) 8,870,207.79  -20.26% 347,896.67   27,143.15   -16.99%   43,487.32
September  8,870,207.79  120,000.00 (51,600.00)  42,873.25      8,981,481.04  0.48%   (6,430.99)   23,849.86   0.68%     43,782.91
October    8,981,481.04             (55,500.00)  (11,465.93)    8,914,515.11  -0.13%               23,909.05   0.14%     43,843.57
November   8,914,515.11  81,500.00  (24,000.00)  (134,237.61)   8,837,777.50  -1.51%               23,717.06   -1.24%    43,300.00
December   8,837,777.50  5,126.37   (311,825.57) 1,348,060.88   9,879,139.18  15.25%  (180,353.60) 25,005.80   13.50%    49,143.61
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   566,119.73 (1,688,957.60) 6,696,882.11
[(L) Pro Forma Annual Rate of Return: 144.42%]

1994
January    9,879,139.18  180,550.63 (192,400.00) (1,265,598.22) 8,601,691.59  -12.81%              24,690.39   -12.56%   42,970.73
February   8,601,691.59  316,402.58 (50,000.00)  430,695.06     9,298,789.23  5.01%                23,915.04   5.29%     45,241.79
March      9,298,789.23  636,000.00 (117,197.44) (331,151.96)   9,486,439.83  -3.56%               25,097.07   -3.29%    43,752.73
April      9,486,439.83  12,000.00  (93,000.00)  (62,072.86)    9,343,366.97  -0.65%               25,156.62   -0.39%    43,582.47
May        9,343,366.97  147,000.00 (30,000.00)  1,309,155.67   10,769,522.64 14.01%               26,870.82   14.30%    49,814.41
June       10,769,522.64 33,211.63  (212,667.53) (534,096.04)   10,055,970.70 -4.96%               27,822.86   -4.70%    47,472.64
July       10,055,970.70 130,000.00 (93,000.00)  1,268,348.59   11,361,319.29 12.61%  (122,292.04) 28,613.50   11.68%    53,018.07
August     11,361,319.29 598,313.78 (126,000.00) 810,535.40     12,644,168.47 7.13%   (121,580.31) 32,071.33   6.35%     56,382.77
September  12,644,168.47 41,000.00  (277,000.00) (272,564.34)   12,135,604.13 -2.16%  40,884.65    33,105.78   -1.57%    55,497.29
October    12,135,604.13 19,953.44  (34,000.00)  325,895.48     12,447,453.05 2.69%   (48,884.32)  32,842.96   2.55%     56,914.29
November   12,447,453.05 430,000.00 (70,000.00)  24,175.31      12,831,628.36 0.19%   (3,626.30)   33,772.85   0.44%     57,162.67
December   12,831,628.36 475,000.00 (105,868.97) (636,416.75)   12,564,342.64 -4.96%  52,510.62    33,929.02   -4.29%    54,712.61
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                 3,019,432.06 (1,401,133.94) 1,066,905.34
[(L) Pro Forma Annual Rate of Return: 11.33%]

1995
January    12,564,342.64 336,988.06 (277,672.56) (87,339.38)    12,536,318.76 -0.70%               33,534.48   -0.43%    54,478.32
February   12,536,318.76 15,000.00  (62,110.75)  (955,879.41)   11,533,328.60 -7.62%               32,157.05   -7.37%    50,464.15
March      11,533,328.60 420,000.00 (81,841.85)  (602,979.72)   11,268,507.03 -5.23%               30,463.25   -4.96%    47,959.10
April      11,268,507.03 19,492.48  (90,395.72)  (1,160,705.75) 10,036,898.04 -10.30%              28,464.02   -10.05%   43,140.25
May        10,036,898.04 201,262.88 (28,737.12)  (683,837.91)   9,525,585.89  -6.81%               26,135.48   -6.55%    40,313.33
June       9,525,585.89             (4,000.00)   (381,377.57)   9,140,208.32  -4.00%               24,937.50   -3.74%    38,804.84
July       9,140,208.32  90,000.00  (18,000.00)  557,451.71     9,769,660.03  6.10%                25,263.58   6.38%     41,278.76
August     9,769,660.03                          1,762,340.07   11,532,000.10 18.04%               28,459.02   18.33%    48,845.25
September  11,532,000.10 293,542.39 (54,000.00)  3,300,250.79   15,071,793.28 28.62%  (548,534.38) 35,542.67   24.17%    60,651.04
October    15,071,793.28 10,000.00  (11,500.00)  1,102,463.65   16,115,867.75 7.31%   (165,369.55) 41,666.72   6.49%     64,589.71
November   16,115,867.75 270,000.00 (156,000.00) (547,883.31)   15,681,984.44 -3.40%  82,182.50    42,481.93   -2.63%    62,893.52
December   15,681,984.44 200,000.00 (180,000.00) 3,549,258.80   19,251,243.24 22.63%  (532,388.82) 46,670.79   19.54%    75,180.03
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                 1,856,285.81 (964,258.00) 5,851,761.97
[(L) Pro Forma Annual Rate of Return: 37.41%]

1996
January    19,290,194.08 334,092.65 (544,881.50) 200,863.58     19,280,268.81  1.04%  (37,876.02)  51,530.14   1.11%     76,292.91
February   19,280,268.81 363,000.01 (12,000.00)  393,190.23     20,024,459.05  2.04%  (76,483.59)  52,511.12   1.92%     77,753.92
March      20,024,459.05 670,000.00 (142,000.00) (1,854,075.95) 18,698,383.10  -9.26%  114,359.61  51,733.72   -8.43%    71,199.57
April      18,698,383.10 120,000.00 (680,000.00) 6,195,723.51   24,334,106.61  33.14% (740,355.21) 57,491.41   29.48%    92,191.40
May        24,334,106.61 65,000.00  (50,000.00)  (3,184,625.78) 21,135,556.10  -13.09% 477,693.87  60,747.47   -10.87%   82,166.16
June       21,135,556.10 95,000.00  (37,500.00)  (1,259,008.10) 19,934,048.00  -5.95%  188,851.22  54,868.99   -4.80%    78,219.14
July       19,934,048.00 41,271.00  (57,500.00)  455,591.28     20,373,410.28  2.28%  (68,338.69)  53,850.76   2.21%     79,949.99
August     20,402,235.01 80,000.00  (10,000.00)  (2,625,247.92) 17,847,087.09  -12.87% 393,787.19  51,101.09   -10.69%   71,405.84
September  17,847,087.09 0.00       (9,000.00)   (2,010,332.93) 15,827,754.16  -11.26% 301,549.94  44,989.59   -9.32%    64,749.03
October    15,827,754.16 48,000.00  (44,500.00)  673,736.63     16,504,990.79  4.26%  (101,060.49) 43,196.55   3.89%     67,268.48
November   16,504,990.79 42,000.00  0.00         (229,193.26)   16,317,797.53  -1.39% 34,378.99    43,851.25   -0.91%    66,653.21
December   16,317,797.53 35,000.00  (25,500.00)  (575,193.67)   15,752,103.85  -3.52% 86,279.05    42,845.39   -2.73%    64,831.15
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                 1,893,363.66 (1,612,881.50)(3,818,572.38)
[(L) Pro Forma Annual Rate of Return: -14.08%]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
-----------------------------------------------------------------------------------------------------------------------------------
1997
January    15,752,103.88 276,271.10 (115,155.03) (529,488.99)   15,383,730.96 -3.36%  (37,876.02)  41,597.48   -3.34%    64,428.48
February   15,383,730.96 129.46     (45,217.48)  (397,866.17)   14,940,776.77 -2.59%  (76,483.59)  40,513.54   -2.82%    62,611.54
March      14,940,776.77 1,050.00   (45,300.00)  (236,160.25)   14,660,366.52 -1.58%  114,359.61   39,547.13   -0.55%    62,266.84
April      14,660,366.52 160,000.00 (86,300.00)  (761,368.61)   13,972,697.97 -5.19%  288,732.60   38,253.77   -2.96%    60,421.89
May        13,972,697.91 121,000.00 (237,360.16)  210,592.09    14,066,929.84 1.51%   (31,588.81)  37,460.94   1.55%     61,357.95
June
July
August
September
October
November
December
---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   558,450.56 (529,332.67) (1,714,291.93)
[(L) Pro Forma Annual Rate of Return: -5.36%]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE COMPOSITE PERFORMANCE ANALYSIS INCLUDES ACCOUNTS IN EXISTENCE FROM 1981 THROUGH THE PRESENT.

                          SUPPLEMENTAL INFORMATION

                           ASSUMPTIONS UNDERLYING
                     THE PRO FORMA PERFORMANCE RECORD
                 COMPILED UNDER FREMONT FUND FEE SCHEDULE

Data appearing in pro forma table columns A, B, C, D, E, F and G is original data. The Rate Of Return column, G, shows the monthly rate of return for the accounts comprising the original data. Column H contains the monthly pro forma accruals for the 15% of New Trading Profits to be paid to the CTA as an incentive fee. Column I contains the monthly interest earned by Fremont Fund assuming that 80% of the average monthly balance earns interest at an annual rate of 4%. Columns J and K are a derived Rate Of Return and Value Of Investment, incorporating columns H and I with the original data in columns A, B, C, D, E, and F.

The assumptions used in the pro forma performance table are as follows:

1. The accounts summarized in columns A through G pay round-turn trading commissions averaging $70.00 per contract, exchange fees on the Chicago Board Of Trade, and NFA fees, but incur no other costs. The CBOT exchange fees and NFA fees have a negligible impact on the rate of return generated by the accounts.

2. The CTA trades at the rate of 2700 contracts / $1,000,000 / year. (225 contracts / month)

3. Assumptions 1 and 2 cause the original accounts to pay 18.9% of equity in trading commissions annually. ((2700*70)/1,000,000)=18.9%

4. Fremont Fund pays trading costs set an annual rate of 12% of assets. Included in this charge are all trading commissions, exchange fees, clearing fees, floor brokerage fees, NFA fees, and give-up fees.

5. Fremont Fund pays the General Partner a management fee of 0.165% of assets at each month-end for an annual rate of 1.98%. Fremont also pays the Commodity Trading Advisor a management fee of 0.33% of assets at each month-end for an annual rate of 3.96%.

6. Fremont Fund pays the CTA an incentive fee of 15% of New Trading Profits, paid quarterly.

7. Under assumptions 4 and 5, Fremont Fund will pay 12% of assets, annually, as trading costs and 5.94% of assets, annually, as a management fee to the General Partner and Commodity Trading Advisor, equal an annual load very similar to the annual load paid in trading commissions by the original accounts. (12%+5.94%= 17.94%) vs. 18.9%

8. The pro-forma adjustment for the incentive fee of 15% of New Trading Profits paid to the CTA is made in column H.

9. Annual interest at the assumed rate of 4% on 80% of Fremont Fund assets is made in column I.

The information concerning the CTA was supplied by the Advisor and, although such information is believed by the General Partner to be complete and correct, no independent investigation has been made to verify the facts stated herein by the General Partner or by any other person on behalf of the Partnership.

THE PRO FORMA RESULTS ARE HYPOTHETICAL ONLY AND SHOULD NOT BE USED OR CONSIDERED AS ESTIMATES OF THE RESULTS TO BE ACHIEVED BY THE PARTNERSHIP IN THE FUTURE. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          SUPPLEMENTAL INFORMATION

                               FOOTNOTES TO
                        PRO FORMA PERFORMANCE RECORD
                 COMPILED UNDER FREMONT FUND FEE SCHEDULE

A. Month designates the period to which the table entries relate.

B. Beginning Net Assets is equal to the ending net asset value of the previous period and represents the total assets minus total liabilities, determined in accordance with generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value.

C. Additions represents additional trading funds provided to the CTA during the period by clients.

D. Withdrawals represents trading funds withdrawn by clients during the period.

E. Net Trading Results takes into account all trading profits and losses, brokerage commissions and all other expenses, and represents the change in net asset value, net of additions and withdrawals.

F. Ending Net Assets represents beginning net asset value plus or minus additions, withdrawals, and net trading results.

G. Rate Of Return is computed by dividing net trading results by beginning net asset value for the period. The CTA believes this method of computation most accurately reflects the true performance results. Subsequent to 1990, for months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting Of Additions And Withdrawals method is used to compute rates of return. To date, the month of November, 1991, is the only period requiring such adjustment.

H. Pro Forma Accrual For 15% Fee represents the pro forma monthly accrual to Net Trading Results, as shown in column E, to accrue the 15% of New Trading Profit to be paid to the CTA by Fremont Fund. Whenever the cumulative Net Trading Results achieve a new high value, a debit equaling 15% of the new increment is accrued, and paid to the CTA at the end of each quarter. Negative fees, shown as positive entries in this column, will occur

I. Pro Forma Annual Interest 4% represents interest earnings to the Fremont Fund assuming interest is earned at an annual rate of 4% on a balance equaling 80% of the average of the beginning net assets and ending net assets for each month.

J. Pro Forma Rate Of Return is computed by dividing net trading results, adjusted for the pro forma accrual for the CTA 15% incentive fee and the interest accrual, by beginning net asset value for the period. The CTA believes this method of computation most accurately reflects the true performance results. Subsequent to 1990, for months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting Of Additions And Withdrawals method is used to compute rates of return. To date, the month of November, 1991, is the only period requiring such adjustment.

K. Pro Forma Continuous Value Of Investment assumes an investment of $1,000. 00 in January of 1981. For each month, the value of the investment is adjusted by the pro forma rate of return for that month, providing a continuous performance record from January 1, 1981, to the present.

L. Pro Forma Annual Rate Of Return shows the percentage change between the figure shown in column K for December of the current year and the figure shown in column K for December of the previous year.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. NO REPRESENTATION IS MADE THAT THE COMMODITY ACCOUNT WILL ACHIEVE RESULTS EQUAL TO THOSE SET FORTH.

                          SUPPLEMENTAL INFORMATION

                        PRO FORMA PERFORMANCE RECORD

[GRAPH--See explanation below]

                            EXPLANATION OF GRAPH *

The Pro Forma Performance Record graph shows the Pro Forma Continuous Value of Investment of column (K) from the previous table. It shows the month-end value of a pro forma $1,000 investment made Jan. 1, 1981. The Commodity Trading Advisor has client accounts which have been in existence continuously throughout the period reflected in the Pro Forma graph.

The following annual rates of return have been computed by dividing the change in the Pro Forma Value of Investment during each calendar year by the Pro Forma Value of Investment at the previous year-end.

        1981        -26.93%        1990        -7.30%
        1982        4.10%          1991        -0.42%
        1983        107.07%        1992        25.10%
        1984        197.75%        1993        144.42%
        1985        -1.52%         1994        11.33%
        1986        -36.07%        1995        37.91%
        1987        106.43%        1996        -14.08%
        1988        76.32%         1997        -5.36%
        1989        54.81%

THE PRO FORMA RESULTS ARE HYPOTHETICAL ONLY AND SHOULD NOT BE USED OR CONSIDERED AS ESTIMATES OF THE RESULTS TO BE ACHIEVED BY THE PARTNERSHIP IN THE FUTURE. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

* The fee structure of the Fund is relfected in the above graph.

<F5>**************************************************************************
                      FREMONT FUND, LIMITED PARTNERSHIP              EXHIBIT D
                    UNITS OF LIMITED PARTNERSHIP INTEREST
                          SUBSCRIPTION INSTRUCTIONS

                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

	The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Partnership. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Partnership.

	A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

	FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

     Item 1      -     Enter the dollar amount (no cents) of the purchase.

     Items 2, 3  -     Enter the Social Security Number or Taxpayer ID Number
                       and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either
                       Social Security Number may be used.

	The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

	Trusts-Enter the trust's name on Line 4 and the trustee's name on Line 5, followed by "Ttee." If applicable, use Line 8 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust. Custodian Under Uniform Gifts to Minors Act-Complete Line 4 with the name of minor followed by "UGMA." On Line 8, after the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number. Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 5. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

      Item 8     -     The investor(s) must execute the Subscription Agreement
                       and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 9.

     Item 9      -     Registered Representative must complete.

The Selling Agent's copy of the Subscription Agreement and Power of Attorney Signature Page may be required to be retained in the Branch Office.

                    FREMONT FUND, LIMITED PARTNERSHIP
                  UNITS OF LIMITED PARTNERSHIP INTEREST

       BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
             SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                SECURITIES ACT OF 1933 OR THE SECURITIES
                          EXCHANGE ACT OF 1934

                       SUBSCRIPTION AGREEMENT AND
                            POWER OF ATTORNEY

Pacult Asset Management, Incorporated
General Partner                              ____________________________
2990 W. 120                                  Social Security Number or
P. O. Drawer C                               Taxpayer ID Number
Fremont, IN 46737

Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Fremont Fund, Limited Partnership (the "Fund") set forth below (minimum $15,000) in the Subscription Agreement and Power of Attorney Signature Page, at the Net Asset Value per Unit as set forth in the Prospectus (the "Prospectus") of the Partnership dated August 12, 1995 and the Post Effective Amendment Number One to the Prospectus dated July 25, 1997 (the "Amendment"). The undersigned's check payable to "Fremont Fund, Limited Partnership" in the full amount of the undersigned's subscription (additional investments above $15,000 may be made in multiples of $1,000 or at month-end Net Asset Value per Unit as described in the Prospectus and the Amendment), is transmitted with the Subscription Agreement and Power of Attorney Signature Page. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in escrow. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from escrow, if any. All subscriptions once submitted are irrevocable.

2. Representations and Warranties of Subscriber. I have received a copy of the Prospectus and Amendment no less than five days prior to the effective date of my purchase. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements" contained in the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income.

3. Power of Attorney. In connection with my acceptance of an Interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney have been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Indiana.

5. Suitability and Acceptance of Risks. In addition to the suitability requirements set forth in Exhibit C, I represent and warrant to the General Partner and Selling Agent that (i) I have the capacity of understanding the fundamental aspects of the Partnership (or, if I do not have such fundamental understanding, I have so advised the Selling Agent of such fact); and, (ii) I understand the fundamental risks and possible financial hazards of an investment in the Partnership (disclosed in the Prospectus and Amendment under "Risk Factors" identified on the face page, in the Summary, and described in the Prospectus at page 9), including, but not limited to, the lack of liquidity of my investment in the Partnership, the management and control by the General Partner, and the tax consequences of the investment.

                   FREMONT FUND, LIMITED PARTNERSHIP

                Units of Limited Partnership Interests
             Subscription Agreement and Power of Attorney
                           Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Interests (the "Units") in Fremont Fund, Limited Partnership (the "Partnership"), and by enclosing a check payable to "Fremont Fund, Limited Partnership", hereby subscribes for the purchase of Units, at the next month end Net Asset Value per Unit.

The named investor further, by signature below, acknowledges receipt of the Prospectus of the Partnership dated August 12, 1996, as amended, and the Post Effective Amendment to the Prospectus dated July 25, 1997 no less than five
(5) days prior to the acceptance of the subscription by the General Partner or the purchase of Units in the Partnership and that such Prospectus and Amendment include the Partnership's Limited Partnership Agreement, and the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit C to the Prospectus.

1) Total $ Amount _________ (minimum of $15,000, unless lowered to less than $15,000 but not less than $5,000 by the General Partner; $1,000 minimum for investors making an additional investment)

2)  Social Security Number _____-___-_____   Taxpayer ID # ___________________
    Taxable Investors (check one):
    __ Individual Ownership    __ Trust other than a Grantor or Revocable Trust
    __ Joint Tenants with Right of Survivorship  __Estate   __UGMA/UTMA (Minor)
    __ Tenants in Common  __Community Property   __Partnership __Corporation
    __ Grantor or Other Revocable Trust

    Non-Taxable Investors (check one):
    __ IRA       __ Profit Sharing      __ IRA Rollover     __Defined Benefit
    __ Pension   __ Other (specify)     __ SEP

3)  Investor's Name __________________________________________________________

4)  __________________________________________________________________________
    Additional Information (for Estates, Trusts and Corporations)

5)  Resident Address
    of Investor      _________________________________________________________
                     Street (P.O. Box not acceptable) City   State    Zip Code
6)  Mailing Address
    (if different)   _________________________________________________________
                     Street                           City   State    Zip Code
7)  Custodian Name
    & Mailing Address_________________________________________________________
                     Street (P.O. Box not acceptable) City   State    Zip Code

SIGNATURE(S) - DO NOT SIGN WITHOUT FAMILIARIZING YOURSELF WITH THE INFORMATION IN THE PROSPECTUS AND AMENDMENT, INCLUDING: (I) THE FUNDAMENTAL RISKS AND FINANCIAL HAZARDS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING YOUR ENTIRE INVESTMENT; (II) THAT THE PARTNERSHIP IS THE FIRST CLIENT ACCOUNT TO TRADE IN THE FREMONT FUND PORTFOLIO; (III) THE PARTNERSHIP'S SUBSTANTIAL CHARGES; (IV) THE PARTNERSHIP'S HIGHLY LEVERAGED TRADING ACTIVITIES; (V) THE LACK OF LIQUIDITY OF THE UNITS; (VI) THE EXISTENCE OF ACTUAL AND POTENTIAL CONFLICTS OF INTEREST IN THE STRUCTURE AND OPERATION OF THE PARTNERSHIP; (VII) THAT UNITHOLDERS MAY NOT TAKE PART IN THE MANAGEMENT OF THE PARTNERSHIP; AND (VIII) THE TAX CONSEQUENCES OF THE PARTNERSHIP.

8)                       INVESTOR(S) MUST SIGN
 X_______________________________________________________
  Signature of Investor     Date            Telephone No.

 X_______________________________________________________
  Signature of Investor     Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                      UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: 0. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                    NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: 0.

9)                 REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus and Amendment. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the NASD's Rules of Fair Practice.

 X_______________________________________________________
  Registered Representative Signature          Date

 X_______________________________________________________
  Office Manager Signature                     Date
  (if required by Selling Agent procedures)

10) REGISTERED REPRESENTATIVE     11) SELLING AGENT
    Name: Shira Del Pacult            Name: Futures Investment Company
    Address: 2990 W. 120              Address: 2990 W. 120
             Fremont, IN  46737                Fremont, IN  46737
    Tel. Number: (219) 833-1306       Tel. Number: (219) 833-1306

<F6>**************************************************************************
                POST EFFECTIVE AMENDMENT NUMBER ONE TO FORM S-1

                                           Registration No. 33-96292

                                   PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS OR
                     ANY POST EFFECTIVE AMENDMENT THERETO


Item 13. Other Expenses of Issuance and Distribution.

(b) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus and this Amendment are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Article X, Section 10.4 (b) and (e).

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling
Agreement or  the Clearing Agreement.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

	 (a)	Exhibits.

Exhibit
Number    Description of Document                                               Date Filed

(1) - 01  Selling Agreement dated March 12, 1996, among the Partnership, the
          General Partner, and World Invest Corporation, the Broker/Dealer.     March 12, 1996
(1) - 02  Selling Agreement dated July 22, 1997, among the Partnership, the     July 30, 1997
          General Partner, and Futures Investment Company, the Broker/Dealer.
(2)       None
(3) - 01  Articles of Incorporation of the General Partner                      August 28, 1995
(3) - 02  By-Laws of the General Partner                                        August 28, 1995
(3) - 03  Board Resolution of General Partner to authorize formation of
          Indiana Limited Partnership                                           August 28, 1995
(3) - 04  Amended and Restated Agreement of Limited Partnership of the
          Registrant dated January 15, 1996
          (included as Exhibit A to the Prospectus).                            July 17, 1996
(3) - 05  Indiana Secretary of State acknowledgment of filing of Certificate
          of Limited Partnership                                                April 11, 1996
(3) - 06  Certificate of Limited Partnership, Designation of Registered Agent
          and Certificate of Initial Capital filed with the Indiana Secretary
          of State on January 12, 1996                                          April 11, 1996
(4) - 01  Amended and Restated Agreement of Limited Partnership of the
          Registrant dated January 15, 1996
          (included as Exhibit A to the Prospectus).                            July 17, 1996
(5) - 01  Opinion of The Scott Law Firm relating to the legality of the
          Partnership Units.                                                    August 28, 1995
(6)       Not Applicable
(7)       Not Applicable
(8) - 01  Opinion of The Scott Law Firm with respect to Federal income tax
          consequences.                                                         March 12, 1996
(9)       None

                                     1

(10) - 01 Form of Advisory Agreement between the Partnership and the CTA
          (included as Exhibit F to the Prospectus)                             August 28, 1995
(10) - 02 Form of New Account Agreement between the Partnership and the FCM     March 12, 1996
(10) - 03 Form of Subscription Agreement and Power of Attorney
          (included as Exhibit D to the Prospectus).                            March 12, 1996
(10) - 04 Escrow Agreement among Escrow Agent, Underwriter, and the
          Partnership.  (included as Exhibit E to the Prospectus).              August 28, 1995
(10) - 05 Introducing Broker Clearing Agreement dated the 19th day of October,
          1995, by and between The Chicago Corporation as futures commission merchant (the "FCM") and Futures Investment Co. as introducing
          broker (the "IB")                                                     April 11, 1996
(11)      Not Applicable - start-up business
(12)      Not Applicable
(13)      Not Required
(14)      None
(15)      None
(16)      Not Applicable
(17)      Not Required
(18)      Not Required
(19)      Not Required
(20)      Not Required
(21)      None
(22)      Not Required
(23) - 01 Consent of Frank L. Sassetti & Co., Certified Public Accountants      July 30, 1997
(23) - 02 Consent of James Hepner, Certified Public Accountant                  August 28, 1995
(23) - 03 Consent of The Scott Law Firm.                                        July 30, 1997
(23) - 04 Consent of Michael J. Frischmeyer, CTA                                July 30, 1997
(23) - 05 Consent of World Invest Corporation                                   August 5, 1996
(23) - 06 Consent of Escrow Agent                                               August 28, 1995
(23) - 07 Consent of The Chicago Corporation                                    June 7, 1996
(23) - 08 Consent of Futures Investment Company                                 July 30, 1997
(24)      None
(25)      None
(26)      None
(27)      Not Applicable
(28)      Not Applicable
(99) - 01 Subordinated Loan Agreement for Equity Capital                        April 11, 1996
(99) - 02 Representative's Agreement between World Invest Corporation and
          Shira Del Pacult dated December 10, 1992                              June 7, 1996
(99) - 03 Representative's Agreement between Futures Investment Company and
          Shira Del Pacult dated July 28, 1997                                  June 7, 1996

(b)   Financial Statement Schedules.

      No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The General Partner has provided an indemnification to World
Invest Corporation, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to World Invest Corporation.

Insofar as indemnification for liabilities under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act
of 1933 and is, therefore, unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

******************************************************************************
                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Post Effective Amendment Number One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont in the State of Indiana on the 17th day of July, 1997.

PACULT ASSET MANAGEMENT, INC.          FREMONT FUND
                                       BY PACULT ASSET MANAGEMENT, INC.
                                       GENERAL PARTNER


By: MS. SHIRA PACULT                   By: MS. SHIRA PACULT
    MS. SHIRA PACULT                       MS. SHIRA PACULT
    PRESIDENT                              PRESIDENT


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Post Effective Amendment Number One has been signed below by the following person on behalf of Pacult Asset Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.


    MS. SHIRA PACULT
    MS. SHIRA PACULT                   Date:  July 17, 1997
    PRESIDENT


(Being the principal executive officer, the principal financial and accounting officer and the sole director of Pacult Asset Management, Inc., General Partner of the Fund)